                                                                   EXHIBIT 10.57



                                LOAN AGREEMENT

                                     Among

                 ISLE OF CAPRI HOTELS - BOSSIER CITY, L.L.C.,

                                  as Borrower

                                      AND

                            HIBERNIA NATIONAL BANK,

                                    as Bank




                    $19,000,000 CONSTRUCTION AND TERM LOANS




                           Dated:  DECEMBER 9, 1997

                                 TABLE OF CONTENTS
                                 -----------------

ARTICLE 1 GENERAL TERMS..................................................    1
     Section 1.01 Terms Defined Above....................................    1
     Section 1.02 Certain Definitions....................................    1
     Section 1.03 Accounting Terms and Determinations....................    7

ARTICLE 2 THE CREDIT.....................................................    7
     Section 2.01 Commitment to Lend.....................................    7
     Section 2.02 Interest Rates.........................................    9
     Section 2.03 Borrower's Equity Contribution.........................    9
     Section 2.04 Construction  Advances.................................   10
     Section 2.05 Borrowing Procedure for Construction Costs.............   10
     Section 2.06 Requests for Advances..................................   11
     Section 2.07 Retainage Advance......................................   12
     Section 2.08 Modified Advance Procedure.............................   13
     Section 2.09 Borrowing Procedure for Advances for Equipment.........   13
     Section 2.10.[INTENTIONALLY LEFT BLANK].............................   14
     Section 2.11 Prepayments............................................   14
     Section 2.12 Commitment Fees........................................   14
     Section 2.13 Business Days..........................................   15
     Section 2.14 Nature of Commitment...................................   15
     Section 2.15 Payments...............................................   15
     Section 2.16 Use of Proceeds........................................   15
     Section 2.17 Closing of the Construction Loan.......................   15
     Section 2.18 Closing and Funding of the Term Loan...................   17

ARTICLE 3 SECURITY FOR THE OBLIGATIONS...................................   17
     Section 3.01 Security...............................................   18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.................................   18
     Section 4.01 Existence..............................................   18
     Section 4.02 Power and Authorization................................   18
     Section 4.03 Binding Obligations....................................   18
     Section 4.04 No Legal Bar or Resultant Lien.........................   19
     Section 4.05 No Consent.............................................   19
     Section 4.06 Financial Condition....................................   19
     Section 4.07 Litigation.............................................   19
     Section 4.08 Solvency...............................................   19
     Section 4.09 Taxes and Governmental Charges.........................   20
     Section 4.10 Defaults...............................................   20
     Section 4.11 Casualties and Condemnation............................   20

     Section 4.12 Use of Proceeds; Margin Stock..........................   20
     Section 4.13 Compliance with the Law................................   20
     Section 4.14 ERISA..................................................   20
     Section 4.15 No Material Misstatements..............................   20
     Section 4.16 Utility or Investment Company..........................   21
     Section 4.17 Title to Collateral....................................   21
     Section 4.18 Environmental Matters..................................   21
     Section 4.19 Governmental Requirements..............................   21
     Section 4.20 Continuing Accuracy....................................   22
     Section 4.21 Construction...........................................   22

ARTICLE 5 AFFIRMATIVE COVENANTS..........................................   22
     Section 5.01 Financial Statements and Reports.......................   22
     Section 5.02 Taxes and Other Liens..................................   23
     Section 5.03 Maintenance of Existence...............................   23
     Section 5.04 Further Assurances.....................................   24
     Section 5.05 Performance of Obligations.............................   24
     Section 5.06 Reimbursement of Expenses..............................   24
     Section 5.07 Insurance..............................................   24
     Section 5.08 Accounts and Records...................................   27
     Section 5.09 Right of Inspection....................................   27
     Section 5.10 Notice of Certain Events...............................   27
     Section 5.11 ERISA Information and Compliance.......................   27
     Section 5.12 Maintenance of  Bank Accounts..........................   27
     Section 5.13 Indemnification........................................   27
     Section 5.14 Compliance with Laws and Covenants.....................   28
     Section 5.15 Environmental Indemnity................................   28
     Section 5.16 Financial Covenants....................................   28
     Section 5.17 Construction Covenants.................................   29
     Section 5.18 Appraisal..............................................   31
     Section 5.19 Escrow Account.........................................   31
     Section 5.20 Signage................................................   31
     Section 5.22 Subordination of Management Fees.......................   31

ARTICLE 6 NEGATIVE COVENANTS.............................................   31
     Section 6.01 Liens on the Collateral................................   32
     Section 6.02 Sale of the Collateral.................................   32
     Section 6.03 Nature of the Business.................................   32
     Section 6.04 Loans..................................................   33
     Section 6.05 Acquisitions or Bulk Sales.............................   33
     Section 6.06 Change of Office.......................................   33
     Section 6.07 Fiscal Year; Accounting Methods........................   33
     Section 6.08 Debts..................................................   33
     Section 6.09 Acquisition of Real Estate.............................   33

ARTICLE 7 CONDITIONS OF LENDING..........................................   33
     Section 7.01 Conditions to Making the Initial Advance (Construction)   33
     Section 7.02 Additional Conditions Precedent to Initial Advances....   37
     Section 7.03 Each Additional Advance................................   37

ARTICLE 8 DEFAULT........................................................   37
     Section 8.01 Events of Default......................................   37
     Section 8.02 Remedies...............................................   39
     Section 8.03 Set-Off................................................   40

ARTICLE 9 MISCELLANEOUS..................................................   40
     Section 9.01 Notices................................................   40
     Section 9.02 Invalidity.............................................   41
     Section 9.03 Survival of Agreements.................................   41
     Section 9.04 Successors and Assigns.................................   41
     Section 9.05 Renewal, Extension or Rearrangement....................   41
     Section 9.06 Waivers................................................   42
     Section 9.07 Cumulative Rights......................................   42
     Section 9.08 Singular and Plural....................................   42
     Section 9.09 Construction...........................................   42
     Section 9.10 Titles of Articles, Sections and Subsections...........   42
     Section 9.11 Limitation of Bank's Liability.........................   42
     Section 9.12 Relationship Between the Parties.......................   42
     Section 9.13 Amendment..............................................   42
     Section 9.14 Entire Agreement.......................................   42
     Section 9.15 Time of the Essence....................................   42
     Section 9.16 Purposes of Inspections................................   43
     Section 9.17 Third-Party Beneficiaries..............................   43
     Section 9.18 Submission to Jurisdiction, Jury Trial Waiver..........   43
     Section 9.19 Preparation............................................   44
     Section 9.20 Form of Documents......................................   44
     Section 9.21 Counterparts...........................................   45



EXHIBITS
     Exhibit A - Description of Property
     Exhibit B - Borrower's Request for Advance
     Exhibit C - Compliance Certificate

                                 LOAN AGREEMENT
                                 --------------

          THIS LOAN AGREEMENT ("Agreement"), dated effective as of December 9, 1997 (the "Effective Date"), is made between ISLE OF CAPRI HOTELS - BOSSIER CITY, L.L.C. ("Borrower"), a Louisiana limited liability company, and HIBERNIA NATIONAL BANK, a national banking association (the "Bank"), who agree as follows:


                                   ARTICLE 1
                                   ---------

                                 GENERAL TERMS
                                 -------------

     Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "Agreement," "Effective Date," "Borrower," and "Bank" shall have the meanings indicated above.

     SECTION 1.02 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "Advance" shall mean a disbursement of the loan proceeds under a Loan and all or any portion of such disbursement so long as same remains outstanding and unpaid.

          "Affiliate" shall mean Person with respect to which (i) Casino America, either directly or indirectly, owns 20% or more of the outstanding shares or other equity, or (ii) Casino America has the power to control the management decisions.

          "Anticipated Appraised Value" shall mean the appraisal of the Property and Improvements as set forth in that certain appraisal issued by PFK Consultants, Inc., to the Bank, regarding the proposed Improvements, as the same may be amended or supplemented from time to time.

          "Appraised Value" shall mean the fair market value of the Property, including the Improvements once completed, as determined by an appraiser selected and approved by the Bank.

          "Architect" shall mean the architectural or engineering firm designated by the Borrower to prepare the Plans and inspect and monitor the progress of construction of the Improvements on behalf of the Borrower.

          "Bank Inspector" shall mean the inspector designated by Bank (including an officer or employee of Bank) to inspect and monitor the progress of construction of the Improvements on behalf of the Bank.

          "Bank's Office" shall mean the Bank's office located at 333 Travis Street, Shreveport, Louisiana, or such other office as the Bank may designate from time to time.

                            Loan Agreement--Page 1

          "Borrower's Account" means the demand deposit account to be established pursuant hereto, or any successor account, with the Bank.

          "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Shreveport, Louisiana.

          "Borrower's Equity" shall mean the sum of $18,000,000 to be paid by the Borrower for the Construction Costs which payments are approved by the Bank pursuant to Requests for Payments and Request for Advances and which payments are made with funds other than Advances under a Loan.

          "Cash Collateral Account" shall mean an interest-bearing account maintained at the Bank, the funds in which shall be invested as agreed between the Borrower and the Bank and into which a Deficiency [as defined in Section 2.05(b)] shall be deposited and on which the Bank shall have the sole right to draw.

          "Casino" shall mean the gaming casino known as the "Isle of Capri" located in Bossier City, Louisiana, which is owned by LRGP.

          "Casino America" means Casino America, Inc., a Delaware corporation.

          "Casino America Agreements" means the Room Guaranty Agreement referred to in Section 2.17(b)(xv), the Registration Rights Agreement and the Casino America Guaranty referred to in Section 2.17(b)(xvii) and "Casino America Agreement" means any one of the Casino America Agreements.

          "Closing Date" shall mean the date on which all of the documents and conditions specified in Section 2.17 are duly executed, delivered and satisfied by the Borrower; provided, however, in no event shall the Closing Date be later than December 9, 1997.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collateral" shall mean the properties described in the Collateral Documents as security for the Obligations.

          "Collateral Documents" shall mean collectively the documents required by the Bank to obtain the security interests in the Collateral, as described in Section 3.01.

          "Commercial Guaranty Agreement" shall mean the guaranty agreement to be executed by Casino America and delivered to the Bank.

          "Commitment Letter" means that certain commitment letter dated October 16, 1997, signed by the Bank and the Borrower regarding the Loans.

                            Loan Agreement--Page 2

          "Companies" shall mean collectively the Borrower, Casino America and LRGP and "Company" shall mean any one of the Companies.

          "Completion of the Improvements" shall have the meaning ascribed to it in Section 5.17(a).

          "Contractor" shall mean Keating Building Corporation, a Pennsylvania corporation, or such other contractor that may be designated by the Borrower to construct the Improvements which Contractor is acceptable to the Bank.

          "Construction Contract" shall mean the agreement to be executed by the Borrower and Contractor providing for the construction of the Improvements contemplated by the Plans, the terms of which agreement shall be acceptable to the Bank.

          "Construction Costs" shall mean costs and expenses set forth in the Development Expense Schedule which are paid pursuant to Requests for Payments or Requests for Advances as approved by the Bank.

          "Construction Loan" shall mean the construction loan to be made by the Bank to the Borrower as specified in Section 2.01(a).

          "Construction Note" shall mean the promissory note of the Borrower evidencing the Construction Loan as specified in Section 2.01(a).

          "Construction Completion Schedule" shall have the meaning ascribed to it in Section 7.01(f).

          "Debt" shall mean any and all amounts and/or liabilities owing from time to time by any Company to any Person, including the Bank, direct or indirect, liquidated or contingent, now existing or hereafter arising, which are classified under GAAP as liabilities on a balance sheet, including without limitation (i) indebtedness for money borrowed; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of such Company; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; and (v) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP; provided that in no event shall the term "Debt" include trade indebtedness incurred in the ordinary course of business which such trade indebtedness has a maturity of less than one year, nor any guaranty under the Indenture.

                            Loan Agreement--Page 3

          "Default" shall mean the occurrence of any of the events specified in
     Article 8, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

          "Development Expense Schedule" shall mean the detailed line item cost breakdown of land costs, Construction Costs (hard costs), costs of the Equipment and all other related indirect development costs (soft costs) submitted to and approved by Bank.

          "Deficiency" shall mean the amount, as determined by the Bank from time to time, by which the (i) the costs to complete the Improvements pursuant to the Plans exceed (ii) the sum of the (x) the Construction Loan and (y) the Borrower's Equity.

          "Drawdown Termination Date" shall mean the earlier of (a) the date on which the Retainage Advance is funded; or (b) eighteen (18) months following the Closing Date.

          "Equipment" means any equipment, furniture, machinery or any other movable property, including, without limitation, the furniture, furnishings and equipment to be used in connection with the operation of the Improvements.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall mean the occurrence of any of the events specified in Article 8, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

          "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

          "Improvements" shall mean the 305-room hotel and other structures to be constructed on the Property (including offsite and onsite constructions) adjacent to the Casino in accordance with the Plans, the cost of which are to be paid for, in part, with the Advances on the Construction Loan.

          "Index" shall mean the rate of interest established from time to time by The Chase Manhattan Bank, N.A., New York, New York, as its index or prime lending rate. The Index is not necessarily the lowest rate charged by The Chase Manhattan Bank, N.A., or by the Bank on their loans. If the Index becomes unavailable during the term of a Loan, the Bank may designate as a substitute a reasonably comparable index after notice to Borrower. The Bank will inform the Borrower of the current Index rate upon the Borrower's request. The Borrower understands that Bank may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 8.5% per annum.

          "Indenture" shall mean that certain Indenture dated as of August 1, 1996, between Casino America et. al and Fleet Bank National Association, as trustee, regarding the 12%

                            Loan Agreement--Page 4

     Senior Secured Notes due in the year 2003 issued by Casino America in the aggregate sum of $315,000,000.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Company shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loans" shall mean collectively the Construction Loan or the Term Loan and "Loan" shall mean any one of the Loans.

          "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents and the documents to be executed by LRGP and Casino America pursuant to the terms of this Agreement.

          "LRGP" means Louisiana Riverboat Gaming Partnership, a Louisiana general partnership.

          "Management Agreement" shall mean an agreement between Borrower and any third party to manage the Improvements, which agreement shall be in a form and substance and with a third party acceptable to the Bank or an Affiliate.

          "Mortgage" shall mean the mortgage described in Section 3.01 hereof.

          "Net Income" shall mean the gross revenues for the applicable accounting period less all expenses and income taxes generally deducted under GAAP in calculating net income.

          "Net Operating Income" shall mean, for the applicable accounting period, Net Income to which are added: (i) Pre-opening Expenses incurred during that accounting period; (ii) Non-cash Charges incurred during that accounting period; (iii) interest expenses; and (iv) income taxes generally deducted under GAAP in calculating Net Income; provided however no more than $500,000 of aggregate Pre-opening Expenses may be added to the calculation of Net Operating Income.

          "Non-cash Charges" shall mean, for any period, the aggregate depreciation, amortization and other non-cash charges for such period, as determined in accordance with GAAP (excluding any non-cash charge which required an accrual or reserve for cash charges for any future period).

                            Loan Agreement--Page 5

          "Notes" shall mean collectively the Construction Note and the Term Note and "Note" shall mean any one of the Notes.

          "Obligations" shall mean any and all amounts and/or liabilities owing from time to time by any of the Companies to the Bank and whether such amounts or liabilities be liquidated or unliquidated, now existing or hereafter arising.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Plan" shall mean any plan subject to Title IV of ERISA and maintained by any Company or any such plan to which any Company is required to contribute on behalf of its employees.

          "Plans" shall mean the final architectural and engineering drawings and specifications, including any revisions, amendments and addenda required to complete the construction of the Improvements, including offsite and onsite work.

          "Post-Default Rate" means, in respect of the principal amount of the Note or any other amount payable under any other Loan Document which is not paid when due (whether at the stated maturity, by acceleration or otherwise), an interest rate on such principal amount per annum during the period commencing on the due date until such amount is paid in full equal to three percentage points over the interest rate specified in the Note which rate was in effect immediately prior to default.

          "Pre-opening Expenses" mean those expenses incurred by the Borrower in connection with the opening of the Improvements which are classified as pre-opening expenses under GAAP.

          "Prohibited Transaction" shall mean any transaction set forth in
     Section 406 of ERISA or Section 4979 of the Code.

          "Property" shall mean the immovable property covered by the Collateral Documents on which the Improvements are or shall be located, which property is more fully described on Exhibit A attached hereto, together with the Improvements to be constructed thereon.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement dated December 9, 1997, between Casino America and the Bank.

          "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

          "Request for Advance" shall mean the Borrower's written request for an Advance in the form of Exhibit B attached hereto.

                            Loan Agreement--Page 6

          "Request to Make Payment" shall have the meaning ascribed to it in
     Section 2.03 of this Agreement.

          "Retainage Advance" shall mean the final Advance for construction of the Improvements and the payment of the retainages, if any, due under the Construction Contract.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shares" shall have the meaning ascribed to it in Section 7.01(gg).

          "Tax Distributions" shall mean the dividends or distribution of capital by the Borrower to its members, in the amount equal to such members' federal and state income tax liability arising from their respective allocable share of the Borrower's taxable income so long as the Borrower has made an election to be treated as an "S" corporation or otherwise is taxed as a partnership under the Code (such distributions being the "Tax Distributions"); provided, however, that: (i) each Person's federal and state income tax liability shall be computed on the basis of the actual marginal combined tax rate possible under the Code and Louisiana law; (ii) Tax Distributions shall be paid in estimated quarterly installments contemporaneously with such Persons' obligations to pay estimated income taxes based upon the Borrower's taxable income through the end of its fiscal quarter immediately preceding such tax installment's due date and also contemporaneously with any such persons' filing of its federal and state income tax returns if the estimated Tax Distributions paid for any of the Borrower's fiscal years are not sufficient to pay such persons' actual income tax liability arising from such persons' share of the Borrower's actual taxable income for such fiscal year as disclosed by copies of the Borrower's tax returns and related Schedules K-1 for such fiscal year delivered to the Bank pursuant to this Agreement; and (iii) if the Tax Distributions actually paid with respect to any of the Borrower's fiscal years exceed the Tax Distributions permitted by this Section based upon the Borrower's actual taxable net income as disclosed by copies of such tax returns and schedules described above, then the Borrower shall immediately recover the excess amount from the recipient and shall not pay any further Tax Distribution to any person until such excess amount is recovered.

          "Term Loan" shall mean the term loan to be made by the Bank to the Borrower as specified in Section 2.01(b).

          "Term Note" shall mean the term note of the Borrower evidencing the Term Loan as specified in Section 2.01(b).

          "Termination Event" shall mean (i) a Reportable Event described in
     Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of any Company from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under

                            Loan Agreement--Page 7

     Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, and in each case in clauses (i) through (iv) above, such event or condition, together with all other events or conditions, is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     SECTION 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP on a basis consistent (except for changes approved by independent public accountants for a Company) with the most recent audited consolidated financial statements of such Company.


                                 ARTICLE 2
                                 ---------

                                 THE CREDIT
                                 ----------

     Section 2.01  COMMITMENT TO LEND.

     (a) Construction Loan Commitment. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Bank agrees to make a loan available to the Borrower to construct the Improvements and acquire Equipment in the maximum aggregate principal amount of the lesser of (i) $19,000,000, or (ii) a sum equal to sixty percent (60%) of the Anticipated Appraised Value of the Property and Improvements; provided however, of the aggregate amount of this Construction Loan, the Bank will advance up to $5,000,000 thereof for the acquisition of Equipment and the Bank will advance the balance of such a Loan for the Construction Costs. This Construction Loan shall be represented by a promissory note in the principal amount of $19,000,000, payable to the order of the Bank on which interest shall accrue at the rate set forth in Section 2.02. Such interest shall be payable monthly on the first day of each month beginning on the first day of the calendar month following the date on which the initial Advance is made hereunder by the Bank. All principal and the balance of all accrued but unpaid interest on the Construction Note shall mature and be payable
in full on the Drawdown Termination Date.   The Bank shall not be required to
make any Advance under the Construction Loan until such time as Borrower has paid $5,000,000 of the Construction Costs pursuant to Section 2.03. After the requirements of Section 2.03 have been satisfied, and subject to the terms and conditions hereof, the Bank will advance only one-third (1/3) of each subsequent Request for Advance for Construction Costs or Equipment until such time as Borrower has paid the aggregate of $18,000,000 for the Construction Costs in accordance with the Development Expense Schedule. Thereafter, subject to the terms and conditions hereof, the Bank will make Advances equal to 100% of the Requests for Advances until such time as the Bank has made Advances in the full amount of the Construction Loan.

     (b) Term Loan. Subject to and upon the terms and conditions contained in this Agreement and relying on the representations and warranties contained in this Agreement, the Bank agrees to make a Term Loan available to the Borrower in the maximum aggregate principal amount not to exceed the

                            Loan Agreement--Page 8
lesser of (i) $19,000,000, or (ii) the outstanding principal balance on the Construction Note immediately following the funding of the Retainage Advance. The Term Loan shall be represented by a promissory note in the principal amount of the Term Loan, payable to the order of the Bank on which interest shall accrue at the rates set forth in Section 2.02. Principal on the Term Loan shall be payable in monthly installments equal to l/12th of the principal that would be payable each loan year if the total principal balance was fully amortized in level payments of principal and interest over fifteen (15) years at the interest rate on the Term Loan as selected by Borrower pursuant to Section 2.02; provided however, if the Borrower elects a variable rate pursuant to Section 2.02(b), the monthly installment due hereunder will be recalculated with each change in Index. Monthly installments of principal and interest shall be payable on the first day of each month beginning with the first calendar month following the funding of the Retainage Advance and continuing on the first day of each succeeding month, with the balance of all outstanding and unpaid principal and accrued interest of the Term Loan being due and payable May 15, 2003. The regular installments of principal and interest shall be applied first to accrued unpaid interest on the Term Loan and then to principal.

     (c) Concurrently with the delivery of the certificate to be delivered to the Bank pursuant to Section 5.01(h), but in no event later than forty five (45) days after the end of each quarter of the Term Loan commencing with the last day of the first quarter of the Term Loan, the Borrower shall pay to the Bank a sum equal to 100% of the Net Operating Income of Borrower determined with respect to the quarter ending less and except: (i) sums paid or accrued under the Term Note during such quarter; (ii) Tax Distributions made to the members of the Borrower during such quarter or direct payments of income taxes; (iii) escrow deposits made pursuant to Section 5.19 during such quarter; and (iv) any capital expenditures (as defined under GAAP) which the Bank, in its sole discretion, authorizes the Borrower to deduct from the sums otherwise payable pursuant to this Section 2.01 (c). Each such payment shall be in addition to all monthly installment payments made in, or accrued for that, quarter with respect to the Term Note. Any payments made pursuant to this Section 2.01(c) will not relieve the Borrower of the Borrower's obligation to continue to make regularly scheduled payments pursuant to the Term Note. Any such payments will instead reduce the principal balance due under the Note, and Borrower may be required to make fewer payments under the Term Note.

     (d) If the Borrower is in default of the provisions of both Section 5.16(a)(i) and (ii), the Bank, at its sole election, may, as to each such default, require the Borrower within sixty (60) days notice to pay to the Bank an amount sufficient to reduce the outstanding principal balance of the Loan to an amount that is less than or equal to seventy percent (70%) of the Appraised Value of the Property.

     SECTION 2.02  INTEREST RATES.

     (a) The Construction Loan shall bear interest at an annual rate equal to one and one-half percentage points in excess of the Index as it may change from time to time.

     (b) Borrower shall have the option, exercisable once prior to the execution of the Term Note, to have the principal balance of the Term Note bear interest at either: (i) a variable rate adjusted daily equal to one and one-half of percentage points in excess of the Index as it may change from time to time; or (ii) a fixed rate equal to 375 basis points in excess of the corresponding 5-year Treasury Rate

                            Loan Agreement--Page 9

(ask price) quoted by the Wall Street Journal thirty (30) days prior to the date of the Term Note. The Borrower shall notify the Bank of the Borrower's election under this Subsection 2.02(b) not less than five (5) Business Days prior to the funding of the Term Note. If the variable rate specified in Subsection 2.02(b)(i) is selected hereunder, the Bank may require the Borrower to obtain interest rate protection satisfactory to the Bank.

     (c) All payments of interest shall be computed on the per annum basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

     (d) If the Borrower fails to pay any payment under a Note within ten (10) days of when due, the Borrower shall pay to Bank a late payment fee in an amount equal to ten percent (10%) of the delinquent interest due.

     (e) Notwithstanding the foregoing, the Borrower shall pay to Bank interest on a Loan at the Post-Default Rate on any principal amount, and (to the fullest extent permitted by law) on any other amount payable by the Borrower under any Loan Document to or for account of Bank, which was not paid in full when due (whether at the stated maturity, by acceleration or otherwise), for the period commencing on the date Bank declares that a Loan is accelerated until the same is paid in full. Accrued interest payable at the Post-Default Rate shall be payable from time to time on demand. The Post-Default Rate shall not be applicable unless and until the Bank declares that the Loan is accelerated as a result of an Event of Default.

     SECTION 2.03  BORROWER'S EQUITY CONTRIBUTION.    The Bank shall have no
obligation to make any Advance until such time as the Borrower has paid the first $5,000,000 of the Construction Costs in accordance with the terms hereof. Before making any payment for the Construction Costs, whether to the Contractor or otherwise, the Borrower shall submit to Bank a request to make such a payment (herein referred to as a "Request to Make Payment") which request shall be in the same form as and shall contain all of the same materials as a Request for Advance, or shall be in such other form and contain such information as the
Bank may require.   Without limiting the foregoing, the provisions of Sections
2.04, 2.05 and 2.06 shall apply to Requests to Make Payment. Bank shall review the request in the same manner as a Request for Advance. As to that portion of the Request to Make Payment which is approved by the Bank, the Borrower shall deliver to the Bank for deposit into Borrower's Account an amount equal to the approved Request to Make Payment and the Borrower shall only use the funds so deposited to pay the approved Request to Make Payments. Only those Requests to Make Payments which have been approved by the Bank shall be applied in calculating whether the Borrower has paid the first $5,000,000 of the Construction Costs.

     SECTION 2.04  CONSTRUCTION  ADVANCES.    The Bank agrees to make Advances
to the Borrower for Construction Costs from time to time on any Business Day in accordance with the provisions of Section 2.05 hereof up to the maximum amount of the Construction Loan less any Advances made to purchase Equipment. The Bank shall make such Advances by check payable jointly to the Borrower and the Contractor to the extent such an Advance is due and payable to the Contractor under the Construction Contract. The credit advice resulting from the deposit of the proceeds of any disbursement into the Borrower's Account or the Bank's copy of any check representing all or any part of the proceeds or a

                            Loan Agreement--Page 10
disbursement shall be deemed prima facie evidence of the indebtedness of the Borrower to the Bank on the Construction Loan.

     SECTION 2.05  BORROWING PROCEDURE FOR CONSTRUCTION COSTS.    (a) The
proceeds of the Construction Loan for the Construction Costs shall be advanced by the Bank not more than once per month (or more frequently at the sole option of the Bank) as construction of the Improvements progresses pursuant to the following procedures:

     (i) the Borrower shall submit a Request for Advance to the Bank at least ten (10) Business Days prior to the proposed funding date specifying the total amount of the proposed Advance and the proposed date on which said Advance is to be made;

     (ii) each Request for Advance shall be in substantially the form prescribed by the Bank;

     (iii) within ten (10) Business Days of its receipt of a Request for Advance, the Bank will notify the Borrower by telephone as to whether the Bank will advance funds with respect to all or a portion of such a Request and the Bank will, within that same period, make an Advance as to that portion of the Request approved by the Bank;

     (iv) each Advance shall be funded at the Bank's Office in strict accordance with the Development Expense Schedule and shall be credited to the Borrower's Account with the Bank; and

     (iv) upon the occurrence of a Deficiency, the Borrower shall not be entitled to request or receive any Advances until such time as the Deficiency has been cured to the satisfaction of the Bank.

Notwithstanding the foregoing, the Bank shall be authorized to debit the Borrower's Account to pay interest on the Loan when due or to fund an Advance to pay interest on a Loan when due, in either case without the requirement of a Request for Advance.

     (b) If at any time during the term of the Construction Loan the Bank determines that a Deficiency exists, then the Bank shall have the right, in its sole option, to require the Borrower to deposit all or a portion of the amount of such Deficiency into the Cash Collateral Account upon 10 days notice by the Bank to the Borrower. No additional Advances on the Loan shall be made until either the Deficiency is cured to the satisfaction of the Bank or until the full or partial amount of such Deficiency shall be deposited as aforesaid. Any funds in the Cash Collateral Account shall be disbursed by the Bank in the same manner as Advances, and those funds shall be disbursed prior to funding of additional Advances.

     (c) Advances for Construction Costs shall be made only to the extent that the work is actually completed in accordance with the Plans and in place and approved by the Bank, including materials actually incorporated in the Improvements or stored on site, but excluding materials stored elsewhere.

                            Loan Agreement--Page 11

     (d) The Bank shall have no obligation to disburse any funds in excess of the budgeted line item amount provided in the Development Expense Schedule, and funds may not be transferred among line items in the Development Expense Schedule without prior approval by the Bank.

     (e) The amount of each Advance shall be computed so that a portion of the Construction Costs included in the Request for Advance equal to the retainage provided in the Construction Contract (as approved by the Bank) will be retained by the Bank until the release of the Retainage Advance.

     SECTION 2.06  REQUESTS FOR ADVANCES.   (a)  Each Request for Advance for
Construction Costs shall be submitted to the Bank in duplicate and shall be accompanied by the following:

          (i) AIA Documents. Application and Certificate for Payment (AIA Documents G-702 and G-703) signed by the Architect and Contractor and properly notarized;

          (ii) Development Expense Schedule. An updated copy of the Development Expense Schedule in a form prescribed by the Bank showing all changes since the date of the last Advance, accompanied by supporting invoices for costs other than interest and construction costs;

          (iii) Title Endorsements. If required by the Bank, a certificate from the title insurance company (a) stating that since the date of the most recent construction Advance, there have been no intervening mortgages, liens, privileges, encumbrances or conveyances recorded against the Property; (b) if necessary, increasing the aggregate amount of insurance by an amount equal to the proposed construction Advance; (c) insuring that the lien of the Collateral Documents as to such construction Advance will continue to be superior to all laborers, materialmen and other mechanics liens affecting the Property; and (d) describing any matters affecting the Property which appear in the public records since the date of the title policy;

          (iv) Insurance. If required by the Bank, evidence satisfactory to the Bank that the required insurance remains in full force and effect;

          (v) Lien Waivers. Waivers of liens and receipts for payment by the Contractor, sub-contractors and suppliers; and

          (vi) Other Documents. Such other instruments, documents, certificates, endorsements, invoices and opinions as the Bank or the title insurance company may reasonably require.

     (b) Prior to funding a Request for Advance, the Bank must obtain the report of the Bank's Inspector, which report shall be in force and substance satisfactory to the Bank and shall state (i) that the work completed under the Construction Contract as of the date of the inspection has been performed and constructed in accordance with the Plans, (ii) that the work is progressing such that the Improvements will be completed on or before the Drawdown Termination Date, and (iii) that the disbursements to date (including the current Request for Advance) plus retainage correspond with the percentage of work completed and/or in place as of the Request for Advance. If the Bank's Inspector does not approve an item of work, the Bank, in the exercise of its reasonable judgment, may withhold from the amount

                            Loan Agreement--Page 12
requested an amount which in the Bank's opinion shall be sufficient to remedy the item of work until the non-complying item of work is remedied.

     (c) If the full amount of the Construction Loan (other than the retainages and any funds in the Cash Collateral Account) has been disbursed by the Bank, the Borrower shall be obligated to pay all of the remaining costs to construct and complete of the Improvements in accordance with the Plans, the Construction Completion Schedule and the Development Expense Schedule delivered by the Borrower to the Bank pursuant to Article 7; provided, however, that before the Borrower makes such payment of any Construction Costs to the Contractor or otherwise, the payment must be approved by the Bank following receipt of all of the documents described in this Section 2.06.

     SECTION 2.07 RETAINAGE ADVANCE. In the case of the Retainage Advance, and in addition to the requirements for each Advance as set forth above, the final Request for Advance shall be submitted to the Bank in duplicate and shall be accompanied by the following:

     (a) Certificate of Occupancy. If required under applicable law, a certificate of occupancy issued by the appropriate governmental authority consenting to the use and occupancy of the Improvements;

     (b) Certificate of Substantial Completion. A Certificate Of Substantial Completion (AIA Form G-704) signed by the Borrower, the Contractor and the Architect;

     (c) As-Built Survey. A survey of the Property and all Improvements, including completed buildings, and pertinent grade and floor elevations;

     (d) Lien and Privilege Certificate. A lien and privilege certificate issued by the appropriate clerk of court or recorder of mortgages which lists no Liens against the Property other than the Mortgage;

     (e) Inspection. A final report of the Bank's Inspector in form and substance satisfactory to the Bank stating that the Improvements have been completed under the Construction Contract in accordance with the Plans; and

     (f) Affidavit of Cancellation. Affidavit of cancellation and lien waiver executed by the Contractor.

     SECTION 2.08 MODIFIED ADVANCE PROCEDURE. The Bank reserves the right to modify the foregoing procedures and to disburse Advances for Construction Costs as follows:

     (a) Advances to the Contractor. At its option, the Bank may make any and all Advances when due under the Construction Contract directly to the Contractor or to subcontractors and suppliers through the Contractor, in the reasonable judgment of the Bank, to prevent a default under the Construction Contract. For these purposes, the Borrower hereby irrevocably makes, nominates, constitutes, and appoints the Bank, in its place and stead acting through any of its directors, officers, or other agents, as Borrower's true and lawful agent and attorney in fact with full power of substitution, to

                            Loan Agreement--Page 13
make such Advances directly to the Contractor, subcontractor and suppliers. The foregoing mandate or agency shall be an irrevocable power of attorney, that is, a power coupled with an interest which cannot be revoked by the Borrower, with the Bank having direction and authorization to so make such Advances, and no further direction or authorization from the Borrower shall be necessary to warrant such direct construction Advances, and all such Advances shall satisfy pro tanto the obligations of the Bank and shall constitute Advances hereunder and shall be secured by the Collateral Documents as fully as if made to the Borrower, regardless of the disposition thereof by the Contractor, subcontractors, or suppliers.

     (b) Advances to the Title Company. The Bank, at its option, may also disburse Advances to the Contractor through a title insurance company or its authorized agent; provided, however, that the title insurance company shall bear sole and complete responsibility for the disbursement of such Advances to the Contractor, and the Borrower shall hold the Bank harmless and indemnify it from any liability in connection therewith. In addition, each Advance so disbursed to the title insurance company shall be accompanied by an endorsement to the title policy in form and content satisfactory to the Bank (i) stating that since the date of the most recent Advance, there have been no intervening mortgages, liens, privileges, encumbrances or conveyances recorded against the Property,
(ii) describing any matters affecting the Property which appear in the public records since the date of the title policy, (iii) insuring the aggregate of all Advances secured by the Collateral Documents, and (iv) updating the title insurance policy as of the date of such Advance.

SECTION 2.09   BORROWING PROCEDURE FOR ADVANCES FOR EQUIPMENT.

     (a) Subject to and upon the terms and conditions contained in this Agreement and relying on the representations and warranties contained in this Agreement, the Bank agrees to make Advances to the Borrower for costs of purchasing Equipment from time to time on any Business Day in accordance with the provisions of this Section 2.09 hereof up to the maximum amount of $5,000,000. The Bank shall make such Advances by check payable jointly to the Borrower and the vendor of such Equipment to the extent such sums are due to such a vendor. The credit advice resulting from the deposit of the proceeds of any disbursement in the Borrower's Account or the Bank's copy of any check representing all or any part of the proceeds or a disbursement shall be deemed prima facie evidence of the indebtedness of the Borrower to the Bank on the Construction Loan.

     (b) The Borrower shall have delivered to Bank a Request for Advance for the payment of the Equipment at least ten (10) Business Days prior to the date of such an Advance, and the Borrower shall have obtained Bank's approval for such Advance. The Borrower shall not submit a Request for Advance for Equipment to the Bank more than once per month (or more frequently at the sole option of the Bank) which will be submitted concurrently with a Request for Advance submitted under Section 2.05.

     (c) The Borrower shall deliver to Bank with each Request for Advance for Equipment copies of the invoices for such Equipment which will be purchased or paid for with the Advance. Before approving such a Request, the Bank may, at its election, require that the Bank Inspector verify that the Equipment has been delivered and/or installed on the Property and Improvements.

                            Loan Agreement--Page 14

     (d) If requested by Bank, the Borrower shall deliver to Bank a security agreement and UCC-1, in a form, substance and content acceptable to Bank, under the terms of which, the Borrower grants to Bank a first priority security interest in and to the Equipment to be acquired with the Advance.

     SECTION 2.10. [INTENTIONALLY LEFT BLANK]

     SECTION 2.11  PREPAYMENTS.

     (a) The Borrower shall not have the right to prepay the Loan except pursuant to the terms of this Section 2.11.

     (b) The Borrower may not prepay the Loan at any time prior to the second anniversary date of the Term Note. Thereafter, the Borrower may, upon at least sixty (60) days prior written notice to the Bank, prepay the entire unpaid balance of the Loan if the payments of all principal and accrued interest due under the Loan are accompanied by a prepayment premium equal to the following
sums: (i)   a sum equal to two percent (2%) of the outstanding principal balance of the Term Loan, if the notice of the prepayment is given after the second anniversary date of the Term Note, but before the third anniversary date of the
Term Note; and  (ii)   a sum equal to one percent (1%) of the outstanding
principal balance of the Term Loan, if the notice of the prepayment is given at any time after the third anniversary date of the Term Note but before the fourth anniversary date of the Term Note. After such fourth anniversary date, the Borrower may prepay all or any portion of the Term Loan without penalty or premium.

     (c) The Borrower may without penalty or premium prepay all or any portion of the Loan with funds obtained from Net Operating Income of the Companies.

     SECTION 2.12 COMMITMENT FEES. The Borrower shall pay to the Bank a commitment fee in the amount of $190,000 (the "Commitment Fee") payable as follows:

     (a) The Borrower paid $95,000.00 to the Bank upon the Borrower's acceptance of the Commitment Letter. That payment is deemed to be earned and non-refundable. That portion of the Commitment Fee was paid to the Bank as agreed upon compensation for work the Bank would do and expenses the Bank would incur in connection with reviewing and underwriting Borrower's loan request.

     (b) The Borrower shall pay to the Bank on the Closing Date the remaining one-half of the Commitment Fee. If the Construction Loan is not closed, this remaining one-half of the Commitment Fee shall not be due or payable by Borrower.

     SECTION 2.13 BUSINESS DAYS. If the date for any payment due under the Agreement falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

     SECTION 2.14 NATURE OF COMMITMENT. With respect to all Advances hereunder, the Bank's obligation to make such Advances shall be deemed to be a transaction made pursuant to a contract to

                            Loan Agreement--Page 15
make a loan or extend debt financing or financial accommodations to the Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code of the United States.

     SECTION 2.15 PAYMENTS. The Borrower shall make each payment hereunder and under the Note not later than 1:00 P.M. (Shreveport time) on the day when due in lawful money of the United States of America to the Bank's Office or P.O. Box 8218, Shreveport, Louisiana, 71148, in same day funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due hereunder or under a Note, to charge from time to time against the Borrower's accounts with the Bank any amount so due.

     SECTION 2.16 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loan to construct the Improvements, the Equipment and for other costs approved by the Bank in the Development Expense Schedule.

     SECTION 2.17 CLOSING OF THE CONSTRUCTION LOAN (a) The Closing of the Construction Loan shall be held on or before December 9, 1997 (the "Closing Date") at the offices of the Bank in Shreveport, Louisiana, or at such other location as the Bank and the Borrower may mutually agree.

     (b) At the Closing of the Construction Loan, the Companies shall deliver to the Bank the following:

     (i) Loan Agreement. Duly executed counterparts of this Agreement signed by all the parties hereto;

    (ii) Construction Note. The duly executed Construction Note dated as of the Closing Date;

   (iii) Collateral Documents. Duly executed counterparts of the Collateral Documents;

    (iv) Secretary's Certificate. Certificate of the Secretary of each of the Companies setting forth (a) resolutions of its board of directors (or other governing body) in form and substance satisfactory to the Bank with respect to the authorization of the Loan Documents, as the case may be, by such Company; (b) the officers or members authorized to sign such instruments; and (c) copies of the articles of incorporation and by-laws or other governing document of each Company;

     (v) Good Standing Certificate. Certificates of good standing of each of the Companies issued by the Secretary of State of its state of incorporation or formation;

    (vi) Borrower's Organizational Documents. All instruments regarding the formation, organization and governance of the Borrower which shall be in a form and substance acceptable to the Bank and its legal counsel;

   (vii) Expenses. Payment of any expenses incurred by the Bank and payable by the Borrower under Section 5.06;

                            Loan Agreement--Page 16

     (viii) Opinions. Favorable opinion of Phelps Dunbar, L.L.P. and of Boles, Boles & Ryan, counsel for the Companies, in form and substance satisfactory to the Bank;

     (ix) Environmental Engineering Report. A report acceptable to the Bank, conducted by an environmental engineer, to determine whether hazardous substances are or could be present on the Property;

     (x)    [INTENTIONALLY LEFT BLANK]

     (xi) Gaming License. Evidence satisfactory to the Bank and its legal counsel that LRGP is in full compliance with all federal, state and local laws regarding its gaming operations and has obtained all governmental permits, licenses and authorizations required to operate the Casino in the State of Louisiana;

     (xii) Gaming Board Approval. Evidence satisfactory to the Bank and its legal counsel that the Louisiana Gaming Board has issued any requisite approvals and consents with respect to the construction of the Improvements and the Loans.

     (xiii) Site Inspection Affidavit. If requested by the Bank, a certified copy of an affidavit from a licensed architect, surveyor or civil engineer that no work has begun and no materials have been delivered on the Property as of Closing, which affidavit must be recorded with Mortgage;

     (xiv) Officers' Certification. Certification executed on behalf of each of the Companies by an officer of each Company to the effect that as of the Closing, no Default exists under this Agreement or any of the Collateral Documents and that there has been no material adverse change in the business operations or financial condition of each such Company;

                            Loan Agreement--Page 17

     (xv) Room Guaranty Agreement. An agreement between Borrower, Casino America and the Bank, in a form and substance acceptable to the Bank and its counsel;

     (xvi) Registration Rights Agreement . The Registration Rights Agreement duly executed by Casino America and the Bank;

     (xvii) Casino America Guaranty. A guaranty in a form and substance acceptable to the Bank under the terms of which Casino America guarantees the first $5,500,000 of the Construction Loan until such Completion of the Improvements and the funding of the Retainage Advance; and

     (xviii) Conveyance of the Property. Evidence satisfactory to the Bank that the Borrower has acquired merchantable title to the Property.

                            Loan Agreememt--Page 18

     (c) Notwithstanding the Closing of the Construction Loan, no Advances will be made unless and until all of the terms and conditions of this Agreement regarding the prerequisites for the Bank to make an Advance, including but not limited to, those specified in Sections 2.05, 2.06, 2.09 and 7.01 are fulfilled to the satisfaction of the Bank.

     (d) If the Companies fail to comply with the provisions of Section 2.17(b) by December 9, 1997, the Bank may, at its sole discretion, elect to terminate this Agreement by written notice to the Borrower and Casino America. If the Bank makes such an election, the Bank may retain all fees previously paid to it by the Companies or any one of them, and Borrower, upon demand, shall reimburse the Bank for all sums reimbursable or payable under the provisions Section 5.06.

     SECTION 2.18 CLOSING AND FUNDING OF THE TERM LOAN. The Closing of the Term Loan shall be held immediately following the funding of the Retainage Advance at the offices of the Bank in Shreveport, Louisiana, or at such other location as the Bank and the Borrower may mutually agree.

     (b) At the Closing of the Term Loan, the Borrower shall deliver to the Lender the following:

           (i) Term Note. The duly executed Term Note in a principal amount equal to the Term Loan;

          (ii) Secretary's Certificate. Certificate of the Secretary of each of the Companies setting forth (A) resolutions of its board of directors (or other governing body) in form and substance satisfactory to the Bank with respect to the authorization of the Term Note and the Loan Documents, as the case may be, by such Company; and (B) the officers authorized to sign such instruments;

         (iii) Confirmations. If requested by the Bank, instruments duly executed by each of the Companies, in a form and substance acceptable to the Bank and its legal counsel, in which each confirms that the Loan Documents to which each is a party is valid and in effect;

          (iv) Opinions. Favorable opinion of Phelps Dunbar, L.L.P., counsel for the Companies, in form and substance satisfactory to the Bank, regarding the Term Note, the other Loan Documents and other matters requested by the Bank; and

          (v) Escrow Account. All agreements duly executed the Borrower in a form and substance acceptable to the Bank which the Bank requires to establish the Escrow Account required under Section 5.19.

                            Loan Agreement--Page 19

                                 ARTICLE 3

                         SECURITY FOR THE OBLIGATIONS

     Section 3.01 SECURITY. The Obligations shall be secured by the following:

     (a) Mortgage by Borrower granting to the Bank a first priority security interest in and to the Property and Improvements, together with a first priority assignment of leases and rents thereon;

     (b) Subject to the provisions of Sections 3.01(c) and (d), a security agreement executed by the Borrower granting to the Bank a first priority security interest in and to all present or future movable property of the Borrower, including, without limitation, all accounts receivable, inventory, contract rights, general intangibles, management agreement rights, reserves, escrows, insurance policies and proceeds, condemnation awards, deposits, furnishings, fixtures and equipment and all proceeds therefrom, together with appropriate UCC-1 Financing Statements;

     (c) To the extent permitted under applicable law, a security agreement and collateral assignment executed by the Borrower granting to the Bank a first priority security interest in and to all present and future contracts, licenses, and warranties issued with respect to the operation of the Improvements, including, but not limited to, any Management Agreements and all food, liquor and beverage licenses; and

     (d) To the extent permitted under the Indenture, a security agreement executed by the Borrower granting to the Bank a first priority security interest in all present or future trademarks, tradenames and franchise rights of Borrower.

                                 ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

          In order to induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank that:

     SECTION 4.01 EXISTENCE. (a) The Borrower is a limited liability company, duly organized, legally existing and in good standing under the laws of Louisiana. Borrower has obtained all permits, licenses and other governmental permits necessary to conduct the business it transacts.

     (b) The chief executive office of Borrower is located at 711 Isle of Capri Boulevard, Bossier City, Louisiana 71111.

     SECTION 4.02 POWER AND AUTHORIZATION. The Companies are duly authorized and empowered to execute, deliver and perform the Loan Documents executed by them, as the case may be. All action on the part of the Companies requisite for the due creation and execution of the Loan Documents, as the case may be, has been duly and effectively taken.

     SECTION 4.03 BINDING OBLIGATIONS. The Loan Documents constitute valid and binding obligations of the Companies, as the case may be, enforceable in accordance with their terms (except that

                            Loan Agreement--Page 20
enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

     SECTION 4.04 NO LEGAL BAR OR RESULTANT LIEN. The Loan Documents do not and will not violate any provisions of the Companies' articles of incorporation or bylaws or other governance documents, will not violate any contract, agreement, debenture, law, regulation, order, injunction, judgment, decree or writ to which any of the Companies is subject, and will not result in the creation or imposition of any Lien upon any property of the Companies, as the case may be, other than as contemplated by this Agreement.

     SECTION 4.05 NO CONSENT. The Companies' execution, delivery and performance of the Loan Documents executed by them, as the case may be, either
(i) do not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof, or (ii) if any such consent is required, it has been obtained.

     SECTION 4.06 FINANCIAL CONDITION. The financial statements of the Companies for their fiscal years most recently ended which have been delivered to the Bank, are complete and correct, have been prepared in accordance with GAAP, consistently applied, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Companies as of the date or dates and for the period or periods stated. The Companies have not made investments in, advances to or guaranties of the obligations of any Person, except for an investment in Isle of Capri Black Hawk, L. L. C. and as otherwise reflected in said financial statements or as permitted by this Agreement. The Companies do not have any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in said financial statements. To the best of the Borrower's knowledge, no material adverse change has since occurred in the condition, financial or otherwise, of the Companies, except as disclosed to the Bank in writing. All of the materials which the Companies have submitted to the Bank constitute a complete and accurate presentation of all facts material to the Bank's agreement to execute this Agreement. None of the Companies has ever been the debtor in any insolvency proceedings.

     SECTION 4.07 LITIGATION. Except as referred to in the financial statements described in Section 4.06, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Companies which involves the possibility of any judgment or liability not fully covered by insurance, and which may materially and adversely affect the business or the property of the Companies or their ability to carry on business as now conducted.

     SECTION 4.08 SOLVENCY. Each of the Companies will receive a reasonably equivalent value in exchange for the obligations of all of the Companies under the Loan Documents. The execution and performance of the Loan Documents by all of the Companies: (i) are not being made with any intent to hinder, delay or defraud any entity to which any of the Companies is indebted; (ii) will not result in any of the Companies becoming insolvent or having an unreasonably small capital for the business in which such entities are engaged; and (iii) will not cause the Borrower to incur debts that would be beyond the ability of the Companies to pay as such debts mature.

                            Loan Agreement--Page 21

     SECTION 4.09 TAXES AND GOVERNMENTAL CHARGES. The Companies have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon them or upon their respective property or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof.

     SECTION 4.10 DEFAULTS. None of the Companies is in default (in any respect which materially and adversely affects its business, property, operations or condition, financial or otherwise) under any indenture, mortgage, deed of trust, agreement or other instrument to which any of the Companies is a party or by which it is bound, except as disclosed to the Bank in writing on or prior to the Closing Date.

     SECTION 4.11 CASUALTIES AND CONDEMNATION. Since the date of the most recent financial statements furnished to the Bank prior to the Closing Date, neither the business nor the property of the Companies has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, except as disclosed in writing to the Bank on or prior to the Closing Date.

     SECTION 4.12 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Loan will be used by the Borrower for the purposes listed in Article 2 hereof. None of such proceeds will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     SECTION 4.13 COMPLIANCE WITH THE LAW. To the best of Borrower's knowledge, the Companies: (i) are not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Companies or any of their property are subject; and (ii) have not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of their property or the conduct of their business.

     SECTION 4.14 ERISA. The Companies are in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of any of the Companies.

     SECTION 4.15 NO MATERIAL MISSTATEMENTS. No information, exhibit or report furnished by the Companies to the Bank in connection with this Agreement or in the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

                            Loan Agreement--Page 22

     SECTION 4.16 UTILITY OR INVESTMENT COMPANY. None of the Companies is engaged in the generation, transmission, or distribution and sale of electric power; transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities, or industrial consumers; provision of telephone or telegraph service to others; production, transmission, or distribution and sale of steam or water; operation of a railroad; or provision of sewer service to others. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.17 TITLE TO COLLATERAL. Borrower has good and merchantable title to the Property, free of all liens and encumbrances except (i) those created in favor of the Bank, (ii) liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefore, and (iii) any exceptions shown on the title policy referred to Section 7.01 and agreed to by the Bank.

     SECTION 4.18 ENVIRONMENTAL MATTERS. To the best of Borrower's knowledge, no asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in or on the Property. Such Property is not in violation of or subject to any existing, pending, or, to the best of Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980 the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), except as disclosed in writing to the Bank on or prior to the Closing Date, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and known to the owners thereof. The Borrower has not obtained and, to the best of the Borrower's knowledge, is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Applicable Environmental Laws. To the best of the Borrower's knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property. The use which the Borrower makes and intends to make of the Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event that the laws of the State of Louisiana establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

                            Loan Agreement--Page 23

     SECTION 4.19 GOVERNMENTAL REQUIREMENTS. The Property is in compliance with all current governmental requirements affecting the Property, including, without limitation, all current zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on the Property and the contemplated use of the Property.

     SECTION 4.20 CONTINUING ACCURACY. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the later of the date on which all obligations of Borrower under this Agreement and the other Loan Documents are fully satisfied, or Borrower shall promptly notify Bank of any event which would render any of said representations and warranties untrue or misleading. Each Request for Advance which Borrower delivers to Bank shall be deemed to be Borrower's restatement and reaffirmation of the representations and warranties contained in this Article 4 and elsewhere in this Agreement.

     SECTION 4.21 CONSTRUCTION. The Borrower hereby represents and warrants to the Bank: (i) the Plans, together with the anticipated use of the Property, will not violate any restrictive covenant applicable to the Property; (ii) the Borrower will obtain all permits and approvals necessary to construct the Improvements from all applicable governmental authorities; and (iii) the Development Expense Schedule will contain a true and accurate estimate of the cost of the Improvements and the Equipment.

                                 ARTICLE 5

                             AFFIRMATIVE COVENANTS

          Unless the Bank's prior written consent to the contrary is obtained, the Borrower will at all times comply with, and will cause the other Companies to comply with, the covenants contained in this Article 5, from the date hereof and for so long as any part of the Obligations are outstanding.

     SECTION 5.01 FINANCIAL STATEMENTS AND REPORTS. Borrower will promptly furnish to the Bank such information regarding the business and affairs and financial condition of the Companies as the Bank may reasonably request, and Borrower will furnish to the Bank:

     (a) Annual Audited Statements of Casino America. As soon as available and in any event within one hundred five (105) days after the close of each fiscal year (commencing with the fiscal year ending on April 26, 1998) the consolidated balance sheet and income statement of Casino America and its subsidiaries for the year end setting forth in each case in comparative form the corresponding figures for the preceding fiscal year accompanied by the unqualified opinion of an independent certified public accountant acceptable to the Bank;

     (b) Monthly Occupancy Reports. As soon as available and in any event within forty-five (45) days after the last day of each calendar month, occupancy reports (including the average daily rate) of the Property and the Improvements in a form satisfactory to the Bank;

                            Loan Agreement--Page 24

     (c) Monthly Reports. As soon as available and in any event within forty-five (45) days after the last day of each calendar month, the balance sheets and income statements of the Borrower for such month, setting forth the income and expenses from the operations of the Borrower for such month and for the calendar year through the last day of such month;

     (d) Form 10K Report. As soon as available and in any event within one hundred and twenty days (120) after the end of each fiscal year, the Form 10K filed by Casino America with the SEC;

     (e) Form 10Q Report.  As soon as available and in any event within sixty
(60) days after the end of each fiscal quarter in each fiscal year, the Form 10Q filed by Casino America with the SEC;

     (f) Compliance Certificates Simultaneously with the furnishing of the financial statements required by Item (c) hereof, the certificate of the chief financial officer of the Borrower (in the form of Exhibit C hereto), (i) certifying that to the best of his knowledge no Default has occurred, or if a Default has occurred, specifying the nature and extent thereof and the steps that the Borrower or Casino America proposes to take to cure such Default, and
(ii) providing a calculation of the financial covenants set forth in Section
5.16;

     (g)  [INTENTIONAL LEFT BLANK]; and

     (h) Quarterly Certificate of Net Operating Income. As soon as available, but in no event later than forty five (45) days after the end of each three month period of the Term Loan commencing with the last day of the third month of the Term Loan, a certificate with respect to the quarter ending which certifies as to the Net Operating Income due and payable hereunder to the Bank [Such a certificate shall be certified as correct by the chief financial officer of the Borrower or other officer acceptable to the Bank, setting forth information as may be required by the Bank].

All such financial statements, reports and certificates referred to above and in
Section 5.16 shall be in such detail as the Bank may reasonably request and shall conform to GAAP applied on a basis consistent with those of the financial statements described in Section 4.06.

     SECTION 5.02 TAXES AND OTHER LIENS. The Borrower will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under GAAP. The Borrower shall furnish the Bank with proof of payment of all taxes, assessments, charges, levies or claims against the Property not later than the date on which penalties might attach thereto, or in the event that the Borrower contests any such taxes, assessments, charged, levies or claims in accordance with this Section, the Borrower shall furnish Bank with a description of the contested matter and all actions taken by the Borrower in connection with such contest.

                            Loan Agreement--Page 25

     SECTION 5.03 MAINTENANCE OF EXISTENCE. Each Company will: (i) maintain its corporate, partnership or limited liability company existence; (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect its business) with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations/ orders and restrictions relating to gambling) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; (iii) maintain its properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to their properties to the extent necessary so that any failure will not materially and adversely affect the business of the Borrower; and (iv) continue to conduct its business in the manner currently conducted.

     SECTION 5.04 FURTHER ASSURANCES. The Borrower will promptly (and in no event later than 30 days after written notice from the Bank is received) cure any defects in the creation, execution and delivery of this Agreement, the Notes or the Loan Documents. The Borrower will promptly execute and/or deliver to the Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Companies in this Agreement, the Notes or in the Loan Documents or to further evidence and more fully describe the Collateral, or to correct any omissions in the Loan Documents, or more fully state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

     SECTION 5.05 PERFORMANCE OF OBLIGATIONS. The Borrower will repay the Loans according to the reading, tenor and effect of the Notes and this Agreement. The Borrower will do and perform every act required of it by this Agreement, the Notes or in the Collateral Documents at the time or times and in the manner specified.

     SECTION 5.06 REIMBURSEMENT OF EXPENSES. (a) The Borrower shall pay all reasonable legal fees, title insurance premiums, brokerage fees, appraisal fees, inspection fees, travel and other expenses incurred by the Bank in connection with the preparation, execution and filing of the Loan Documents (including any amendments); provided however, the attorneys fees incurred by the Bank in negotiating and closing the Loan, the fees related to the filing of the mortgage and financing statements and the cost of a policy of title insurance to be obtained by Bank (mortgagee's policy) with respect to the Property shall not exceed the sum of $110,000. The foregoing limit on closing costs does not apply to: (i) lien searches or any other third party costs incurred by the Bank in connection with the Loan; (ii) any legal fees incurred by the Bank in connection with the Loan after the Closing Date; (iii) any legal fees resulting from opinions of the Borrower's legal counsel which are required by the Bank in connection with the closing of the Loan; (iv) any fees and costs referred to above in other sections of this Agreement; or (v) any legal fees incurred by the Bank in connection with unreasonable or inordinate negotiations by the Borrower and/or its legal counsel in connection with the Loan Documents.

                            Loan Agreement--Page 26

     (b) Following five (5) days notice to the Borrower (unless the Bank reasonably deems such payment must be paid more promptly), the Borrower shall reimburse the Bank for all payments expended, advanced or incurred by the Bank to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of the Borrower or to collect the Obligations, or to enforce the rights of the Bank under the Loan Documents, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Bank in connection with any such matters, together with interest at 12% per annum on each such amount from the date that the same is expended, advanced or incurred by the Bank until the date of reimbursement to the Bank.

     SECTION 5.07 INSURANCE. (a) The Borrower shall procure and maintain for the benefit of the Bank original paid up insurance policies from insurance companies acceptable to the Bank, in amounts, in form and substance, and with expiration dates acceptable to the Bank and containing a non-contributory standard mortgagee clause or its equivalent in a form satisfactory to the Bank, or the statutory mortgagee clause, if any, required in the state where the Property is located, or a mortgagee's loss payable endorsement, in favor of the Bank, providing the following types of insurance on the Property and
Improvements:

          (i) Builders All-Risk and Multi-Peril Hazard Insurance. For the Property during the construction of the Improvements thereon, builders all-risk insurance, and upon substantial completion of the Improvements, multi-peril hazard insurance, in each case affording insurance against loss or damage by fire, lightning, explosion, collapse, theft, sprinkler leakage, vandalism and malicious mischief and such other perils as are included in so-called "all-risks" or "extended coverage" and against such other insurable perils as, under good insurance practices, from time to time are insured against for properties of similar character and location; such insurance to be not less than 100% of the full replacement cost of the Improvements without deduction for depreciation;

          (ii) Flood Insurance. If the Property is located in a flood zone A or B, flood insurance in an amount not less than 100% of the full replacement cost of the Improvements or the maximum amount available, whichever is lesser;

         (iii) Comprehensive General Liability Insurance. Comprehensive public liability insurance with respect to the Property and the operations related thereto, whether conducted on or off the Property, against liability for personal injury (including bodily injury and death) and property damage, of not less than $40,000,000 combined single limit bodily injury and property damage; such comprehensive public liability insurance to be on a per occurrence basis and to specifically include but not be limited to water damage liability, products liability, motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles, and contractual indemnification;

                            Loan Agreement--Page 27

          (iv) Worker's Compensation and General Liability. Workers compensation and general liability insurance against loss, damage or injury to employees, agents or representatives of any contractor, or insurance against loss, damage or injury caused by any employees, agents or representatives of any contractor;

          (v) Business Interruption Insurance. Upon substantial completion of the Improvements, business interruption insurance in an amount up to maximum coverage of $6,000,000; and

          (vi) Other Insurance. Such other insurance, including, without limitation, architect's errors and omissions insurance, on the Property or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Bank against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the Improvements on the Property, its construction, location, use and occupancy, or any replacements or substitutions therefor.

     (b) All of the foregoing policies shall contain an agreement by the insurer not to cancel or amend the policies without giving the Bank at least 30 days' prior written notice of its intention to do so.

     (c) The Borrower shall deliver original or certified policies to the Bank, and the Borrower shall deliver original or certified renewal policies with satisfactory evidence of payment not less than 15 days in advance of the expiration date of the existing policy or policies. In the event the Borrower should, for any reason whatsoever, fail to keep the Property or any part thereof so insured, or to keep said policies so payable, or fail to deliver to the Bank the original or certified policies of insurance and the renewals thereof upon demand, then the Bank, if it so elects, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor. The Borrower shall reimburse the Bank upon demand for the amount of premium paid, together with interest thereon at 12% percent per annum from date until paid.

     (d) The Borrower agrees to notify the Bank immediately in writing of any material fire or other casualty to or accident involving the Property, whether or not such fire, casualty or accident is covered by insurance. The Borrower further agrees to notify promptly the Borrower's insurance company and to submit an appropriate claim and proof of claim to the insurance company if the Property is damaged or destroyed by fire or other casualty.

     (e) The Bank is hereby authorized and empowered, at its option, to collect and receive the proceeds from any policy or policies of insurance, and each insurance company is hereby authorized and directed to make payment of all such losses directly to the Bank instead of to the Borrower and the Bank jointly. The Bank shall apply the net proceeds thereof, in accordance with subsections (f) and/or (g) of this Section 5.07.

                            Loan Agreement--Page 28

     (f) If there is a fire or casualty loss which damages all or a portion of the Improvements on the Property, then the proceeds of the insurance shall be deposited into the Cash Collateral Account and such proceeds will be applied to the payment of the cost of restoration of the Improvements upon such terms and conditions as the Bank may deem necessary or appropriate in its reasonable discretion; provided, however, that (i) such insurance proceeds must be adequate to cover the cost of restoration of the Improvements, or if the proceeds are insufficient, then the Borrower shall give the Bank such adequate protection and assurance as the Bank may, in its reasonable discretion require, that additional funds will be provided by the Borrower in order to complete the restoration of the Improvements and the furnishings thereof, (ii) the Borrower shall have provided the Bank with such adequate protection and assurance as the Bank may, in its reasonable discretion require, that the Borrower has sufficient funds on hand to pay interest and principal on the Loan during the restoration period,
(iii) no Default has occurred, and (iv) the first priority of the Collateral Documents in the Collateral is not impaired. If all of the conditions set forth in the preceding sentence are not satisfied, then the insurance proceeds shall be applied to the payment of the Obligations. In connection with any restoration of the Improvements, the Borrower shall provide the Bank with a detailed cost breakdown showing by line item all costs projected for such restoration and a revised and updated cost breakdown shall be furnished by the Borrower to the Bank on a monthly basis.

     (g) If there is a fire or casualty loss which causes the proceeds of any business interruption insurance to be payable, such proceeds shall be paid to the Bank and (i) so long as no Event of Default exists, applied to the payment of the installments of principal and interest on the Loan, ad valorem real estate taxes and special assessments and operating expenses of the Property as they respectively become due, or (ii) if an Event of Default exists, applied to the payment of the Obligations as the Bank may in its sole discretion elect.

     SECTION 5.08 ACCOUNTS AND RECORDS. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with GAAP.

     SECTION 5.09 RIGHT OF INSPECTION. The Borrower will permit any officer, employee or agent of the Bank to visit and inspect any of the Borrower's property, examine its books of record and accounts, take copies and extracts therefrom, and discuss its affairs, finances and accounts with its officers, accountants and auditors, all at such reasonable times and on reasonable notice and as often as the Bank may reasonably desire.

     SECTION 5.10 NOTICE OF CERTAIN EVENTS. The Borrower shall promptly notify the Bank if the Borrower learns of the occurrence of any event which constitutes a Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default.

     SECTION 5.11 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish to the Bank (i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created by the Companies, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction,"

                            Loan Agreement--Page 29
as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created by any of the Companies, a written notice signed by the president or the principal financial officer of such Company specifying the nature thereof, what action the Companies are taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Companies will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Plan of any of the Companies.

     SECTION 5.12 MAINTENANCE OF BANK ACCOUNTS. The Borrower shall maintain all of its accounts with the Bank, including without limitation, its construction, escrow, reserve and operating accounts.

     SECTION 5.13  INDEMNIFICATION.   (a) The Borrower will indemnify the Bank
and hold the Bank harmless from claims of brokers with whom the Borrower has dealt in the execution hereof or the consummation of the transactions contemplated hereby.

     (b) The Borrower will indemnify the Bank and hold the Bank harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Bank in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral.

     (c) The Borrower shall indemnify and fully protect the Bank from any allegation or charge whatsoever of negligence, misfeasance, or nonfeasance of the Bank in whole or in part, pertaining to any defect in the Property, and particularly, any failure of the Bank or the Bank's Inspector, or any agent, officer, employee or representative of the Bank, to note any defect in materials or workmanship or of physical conditions or failure to comply with any Plans, specifications, drawings, ordinances, statutes or other governmental requirements, or to call to the attention of any person whatsoever, or take any action, or to demand that any action be taken, with regard to any such defect or failure or lack of compliance.

     SECTION 5.14 COMPLIANCE WITH LAWS AND COVENANTS. The Borrower shall observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers domestic or foreign, applicable to the Borrower, the Property or the Improvements.

     SECTION 5.15  ENVIRONMENTAL INDEMNITY.   (a) The Borrower shall defend,
indemnify and hold Bank and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under the Property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from the Property, (ii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of this Agreement and whether by Borrower or any predecessor in title or any officers,


                            Loan Agreement--Page 30
employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the Property, or (iii) any breach of any representation, warranty or covenant under Section 4.18 of this Agreement. The foregoing indemnity shall further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Without prejudice to the survival of any other agreements of the Borrower hereunder, the provisions of this Section 5.15 shall survive the final payment of all Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.

     (b) The Borrower shall observe and comply with all laws, ordinances, orders, decrees, rules and regulations of all federal and state governments relating to environmental matters, including without limitation the removal from or under all Collateral constituting immovable property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement).

     SECTION 5.16 FINANCIAL COVENANTS. (a) From the date hereof and for so long as any part of the Obligations are outstanding, the Borrower shall maintain the following:

     (i) Debt Service Coverage Ratio - During the term of the Term Note, Borrower shall maintain a ratio of Net Operating Income to Debt Service of not less than 1.3 to 1.0 ["Debt Service" for purpose of this Subsection 5.16(a) shall mean the sum of principal and interest payments contractually due under the Notes. Debt Service Coverage Ratio shall be tested as follows for the periods indicated: (A) this ratio will be tested at the end of the first fiscal year of Borrower that begins following the date of the Term Note; and (B) thereafter, Debt Service Coverage Ratio will be tested at the end of each fiscal year of Borrower.] and

     (ii) Loan to Value - The aggregate outstanding principal amount of a Loan shall not exceed throughout the term of such Loan seventy percent (70%) of the Appraised Value as most recently determined.

     (b) From the date hereof and for so long as any part of the Obligations are outstanding, Casino America must maintain the following:

     (i) Debt to EBITDA - Casino America shall maintain a ratio of (x) Debt (as defined by GAAP, but excluding Nonrecourse Debt [as defined below]) to (y) Restricted EBITDA (as defined below) of not greater than 4.75:1.00, calculated quarterly on a rolling 12 months basis;

                            Loan Agreement--Page 31

     (ii) Debt Service Coverage Ratio - Casino America shall maintain a ratio of EBITDA to Debt Service (as defined below) of not less than 1.50:1.00, calculated quarterly on a rolling 12 months basis; and

    (iii) For purposes of this Subsection 15.16 (b): "Nonrecourse Debt" means the Loan and any Debt (as defined by GAAP) of a subsidiary of Casino America for which there is no recourse against Casino America; "EBITDA" shall mean gross earnings less all expenses generally deducted under GAAP in calculating net earnings except interest expense, income taxes and Non-cash Charges, provided however, Pre-opening Expenses and extraordinary non-recurring gains and losses shall be excluded from this calculation of EBITDA; "Restricted EBITDA" means the EBITDA of Casino America, calculated on a consolidated basis, less 100% of the EBITDA of any subsidiary of Casino America for which there is Nonrecourse Debt; and "Debt Service" means the sum of interest and principal payments made on all Debt, excluding Nonrecourse Debt, payable during the applicable period.

Notwithstanding the fact that Casino America is not a party to this Agreement, the failure of Casino America to comply with the provisions of this Subsection 5.16(b) shall constitute a Default.

     SECTION 5.17 CONSTRUCTION COVENANTS. In addition to the covenants of the Borrower otherwise set forth in this Agreement, the Borrower hereby agrees that, so long as any part of the Obligations are outstanding, unless compliance shall have been waived in writing by the Bank, the Borrower shall at all times comply with the following covenants:

     (a) Commencement and Completion of Improvements. The Borrower (i) will cause the construction of the Improvements to be prosecuted with diligence and continuity in accordance with the Plans and the Construction Completion Schedule, (ii) will promptly correct or cause to be corrected any defect in the Improvements, any material departure in the construction of the Improvements from the Plans, governmental requirements, or any encroachment by any part of the Improvements or any other structure located on the Property on any building line, easement, property line, or restricted area, (iii) will guarantee to the Bank that the Improvements will be completed in good and workmanlike manner in accordance with the Plans, (iv) will promptly notify the Bank of any Lien filed by the Contractor, any subcontractor, supplier or laborer or of the Borrower's knowledge that the Contractor or any sub-contractor, has failed to pay amounts due following the funding of any Advance for the payment of same, and (v) will complete the construction of the Improvements in accordance with the Plans on or before the eighteenth-month following the Closing Date, provided that such date may be extended to the extent necessary to complete the Improvements (but in no event later than twenty one months after the Closing Date) if the completion of the Improvements cannot be accomplished by the eighteen-month anniversary of the Closing Date as a result of factors beyond the reasonable control of the Borrower. Notwithstanding anything to the contrary in this Agreement, the Improvements shall not be deemed to have been completed (the "Completion of the Improvements") until (1) the Improvements contain all Equipment required for the use and operation of the Improvements as a hotel and/or which may be required by governmental authorities and/or by any law, regulation or rule of any governmental authority, (2) permanent certificates of occupancy and all other necessary certificates, licenses, consents and other

                            Loan Agreement--Page 32
approvals of governmental authorities have been issued or made with respect to the Improvements, and (3) the Bank has funded the Retainage Advance.

     (b) Survey. In addition to any survey required by this Agreement, the Borrower will furnish the Bank with three copies of each of the following surveys:

          (i) Foundation Survey. Within 10 days after completion of the foundation of the Improvements, the Borrower shall furnish the Bank with a survey showing all existing on-site Improvements, plus the location and dimensions of perimeter foundations and high point relative elevation of adjacent streets to insure compliance with final working drawings and set-back lines of each building and first floor elevations.

          (ii) As-Built Survey. Prior to the disbursement of the Retainage Advance, the Borrower shall furnish the Bank with a survey delineating all completed Improvements on the Property and pertinent grade and floor elevations.

     (c) Change Orders. The Borrower will not cause or permit any changes in the Construction Contract except pursuant to a change order approved in writing by the Bank, the Borrower and the Contractor; provided, however, that the Borrower shall have the right to enter into and authorize the execution and implementation of change orders without the prior written consent of the Bank, subject to the following conditions: (i) no such change order shall affect the structural integrity of the Improvements or make substantial changes in the Construction Contract; (ii) no such change orders shall extend the completion date beyond eighteen months following the Closing Date; (iii) no such change order shall result in an increase in costs under the Construction Contract of more than $50,000 as to that one change order and of no more than the lesser of the (x) the contingency expense as provided in the Development Expense Schedule or (y) $1,500,000 when such change order is aggregated with any prior change orders; (iv) the Borrower shall promptly deliver to the Bank and the Bank's Inspector copies of such change orders not later than three (3) Business Days after the execution thereof; (v) if required by the Contractor's payment and performance bonds or the documents executed in connection therewith, such change orders must be approved in writing by the surety issuing such payment and performance bonds; and (vi) evidence of builders risk insurance for any increased amount.

     (d) Subcontractor Verifications. Within 10 days after request by the Bank, the Borrower shall furnish the Bank with copies of all subcontracts then in existence, and/or a certificate, in form prescribed by the Bank, signed by all existing subcontractors and material suppliers as to the existence, amount and retainage of any subcontracts and materials supplies agreements.

     (e) Inspection Fees and Expenses of Bank's Inspector. The Borrower shall reimburse the Bank for all reasonable fees and expenses of the Bank's Inspector. On the first day of each calendar month commencing with the month in which the first Request to Make Payment is submitted to the Bank and continuing until the funding of the Retainage Advance, the Borrower shall pay to the Bank a monthly review fee of $500.00. In addition, commencing upon the date of the Term Note and on each

                            Loan Agreement--Page 33
anniversary thereof until the Term Loan is paid in full, Borrower shall to the Bank on each such date, in advance, an annual inspection fee of $350.00. These fees are in addition to any other fees referred to in this Agreement which may be due from Borrower to Bank.

     SECTION 5.18 APPRAISAL. The Bank shall have the right to reappraise the Appraised Value of the Property at any time and from time to time during the term of the Loan, but only once prior to an Event of Default at the expense of Borrower.

     SECTION 5.19  ESCROW ACCOUNT.   Concurrently with the delivery of the Term
Note the Borrower shall establish and thereafter maintain with the Bank a replacement reserve account into which the Borrower shall deposit an amount equal to 3% of Borrower's prior quarter's gross revenues, commencing with the revenues received by the Borrower during the first quarter of the Term Loan. Each deposit will be made within 60 days after each quarter-end. Borrower shall make written requests for withdrawals from the escrow account and the Borrower shall follow procedures which are standard in loan documentation for similar escrow accounts maintained with the Bank or which in the Bank's sole discretion are advisable or required for purposes of the Loan.

     SECTION 5.20  SIGNAGE.    During the construction of the Improvements, the
Borrower shall permit the Bank to erect a sign on the Property, in a location acceptable to the Bank, reflecting the Bank having furnished the financing for the construction of the Improvements. Such a sign shall not be larger than four feet by four feet, not including its elevation off of the ground level to a height satisfactory to the Bank.

     SECTION 5.22  SUBORDINATION OF MANAGEMENT FEES.    All management fees paid
by the Borrower to any Affiliate under any Management Agreement or otherwise shall be subordinated to the Obligations pursuant to documentation in a form and substance satisfactory to the Bank.

     SECTION 5.23 IDENTITY OF THE MANAGER. If the Improvements are not operated under a franchise agreement (i.e. does not have a "hotel flag"), the Borrower will enter into a Management Agreement with a management company approved in advance by the Bank or an Affiliate.

                                 ARTICLE 6

                              NEGATIVE COVENANTS

          Unless the Bank's prior written consent to the contrary is obtained (which consent will not be unreasonably withheld or delayed), the Borrower will at all times comply with the covenants contained in this Article 6, from the date hereof and for so long as any part of the Obligations are outstanding.

     SECTION 6.01 LIENS ON THE COLLATERAL. The Borrower will not create, incur, assume or permit to exist any Lien on any of the Collateral, except for:

     (a)  Liens in favor of the Bank to secure the Obligations;

                            Loan Agreement--Page 34

     (b) Liens for taxes, assessments or other governmental charges; not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

     (c) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for claims either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

     (d) Inchoate liens arising under ERISA to secure the contingent liability of the Borrower; and

     (e) Any exceptions shown on the title policy referred to in Section 7.01 hereof to which the Bank consents in writing.

     SECTION 6.02 SALE OF THE COLLATERAL. The Borrower will not sell, exchange, lease (except for leases acceptable to the Bank), assign, transfer, convey or otherwise dispose of any of the Collateral or any part thereof, except for the sale or other disposition of equipment in the ordinary course of business.

     SECTION 6.03  NATURE OF THE BUSINESS.

     (a) The Borrower will be a single-purpose entity such that it will not conduct any business of any type whatsoever other than the ownership and operation of the Property as a hotel. The Borrower shall not acquire any assets other than property which is related to or arises from the Property and the Improvements or the operations thereof as a hotel.

     (b) The Bank further acknowledges the Borrower's intention to have the Loans operated effectively on a non-recourse basis with respect to the Borrower by the Borrower agreeing not to acquire any assets other than property which is related to or arises from the Property and the Improvements, and the Borrower's operations thereon; provided, however, that the Bank shall not have any responsibility or obligations to any third parties in connection therewith.

     (c) The Bank acknowledges that the Bank does not intend to have any recourse against the property or assets of Casino America, Inc. or its subsidiaries (other than the Borrower), except (i) recourse arising under any of the Casino America Agreements, and/or (ii) recourse arising in connection with any legal claim or proceeding based in whole or in part upon, or related to, the Casino America Agreements or any judgment obtained against Casino America, its subsidiaries or its property or assets in connection with such a proceeding or claim.

     SECTION 6.04 LOANS. The Borrower shall not make any loans which in the aggregate exceed the sum of $50,000 in any one fiscal year.

                            Loan Agreement--Page 35

     SECTION 6.05 ACQUISITIONS OR BULK SALES. The Borrower shall not enter into a merger or consolidation or acquire all or a substantial part of the assets of any person or entity, or sell, lease or otherwise dispose of all, or any substantial part, of its assets.

     SECTION 6.06 CHANGE OF OFFICE. The Borrower shall not change its federal taxpayer identification number or the address of its chief executive office, without providing ten (10) days prior notice to the Bank.

     SECTION 6.07 FISCAL YEAR; ACCOUNTING METHODS. The Borrower shall not change its fiscal year or its accounting methods or procedures currently employed by it.

     SECTION 6.08 DEBTS. The Borrower shall not create, incur or assume any Debt other than the Loan and intercompany debt.

     SECTION 6.09 ACQUISITION OF REAL ESTATE. The Borrower will not acquire any interests in real estate other than the Property without giving the Bank at least fifteen (15) days prior notice of the Borrower's intent to acquire such interests.

                                 ARTICLE 7

                             CONDITIONS OF LENDING

          The obligation of the Bank to make extensions of credit under this Agreement is subject to the accuracy of each and every representation and warranty of the Borrower made or referred to in this Agreement, or in any certificate delivered to the Bank pursuant to or in connection with this Agreement, to the performance by the companies of their respective obligations to be performed under the Loan Documents on or before the date of such extensions of credit, and to the satisfaction of the following conditions:

     SECTION 7.01   CONDITIONS TO MAKING THE INITIAL ADVANCE (CONSTRUCTION).
The Bank shall have received on or before January 31, 1998, the following, all of which shall be reviewed by the Bank and be in a form and substance acceptable to the Bank, its legal counsel and the title insurance company:

     (a) No Material Adverse Charge. There shall have occurred, in the opinion of the Bank, no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of any of the Companies from those reflected in the most recent financial statements furnished to the Bank prior to the Closing Date, except to the extent that such changes are permitted by this Agreement; furthermore, no Default shall, in the opinion of the Bank, have occurred and be continuing;

     (b) Architect' s Contract. If requested by the Bank, an agreement between Architect and Borrower outlining specific duties Architect will perform;

                            Loan Agreement--Page 36

     (c) Building Permit. Appropriate building permit and such other licenses and permits prerequisite to authorize construction of the Improvements in accordance with the Plans;

     (d) Construction Contract. The Construction Contract between Contractor and Borrower stating the specific duties the Contractor will perform according to Plans and terms of payment, completion of the Improvements, change orders and retainage;

     (e) Contractor's Financial Statements. Financial statements of the Contractor;

     (f) Construction Completion Schedule. Schedule of all construction and delivery of materials from beginning of construction of the Improvements through completion (the "Construction Completion Schedule");

     (g) Development Expense Schedule. The detailed line item cost breakdown of land costs, Construction Costs (hard costs), the Equipment, and all other related indirect development costs (soft costs) of the Improvements;

     (h)  Disbursement Schedule. Schedule of the Borrower's anticipated
Advances;

     (i) Payment and Performance Bond(s). Statutory form of bond from surety company approved by the Bank and naming the Bank and the title insurance company as a co-obligee, guaranteeing that the Improvements will be completed according to the terms and conditions of the Construction Contract and that subcontractors and suppliers will be paid;

     (j) Plans. Final architectural and engineering drawings and specifications, including any revisions, amendments and addenda, required to complete the construction of the Improvements;

     (k) Schedules of Values (AIA Form G702-G703). Line item hard costs breakdowns;

     (l) Soil Test Report. Report by a firm acceptable to the Bank, reflecting conditions of the soil at the Property, in form and substance satisfactory to the Bank;

     (m) Subcontracts. If required by the Bank, copies of all subcontracts and material supply agreements in existence, in form and substance satisfactory to the Bank;

     (n) Utility Letters. Letter from all applicable utility companies that all of the necessary utilities (water, sewer, gas, electricity and telephone) for the operation of the Property are or will be available at completion;

     (o) Zoning Certificate. Proof satisfactory to the Bank that the Property is zoned to permit construction of the Improvements in accordance with the Plans and use of the Property and Improvements for their intended purpose;

                            Loan Agreement--Page 37

     (p) Assignment of Construction Contract. Agreement by the Borrower in favor of the Bank, assigning the Borrower's right in Construction Contract and authorizing the Bank to assume the Borrower's contractual position and complete development under existing Construction Contract, upon an Event of Default under this Agreement;

     (q) Contractor's Consent and Certification. Agreement from the Contractor to the Bank consenting to the Assignment of Construction Contract and providing that disbursement procedures in this Agreement shall govern if they conflict with Construction Contract, no change orders may be made without the Bank's prior written consent, no termination of Construction Contract without notice to the Bank and opportunity to cure, and agreeing to continue Construction Contract for benefit of the Bank, upon an Event of Default under this Agreement;

     (r) Assignment of Architect's Contract and Plans. Agreement by the Borrower in favor of the Bank assigning the Borrower's right in the Architect's contract and Plans and authorizing the Bank to take over and complete project under existing Architect's agreement, and to use all Plans, together with any and all modifications thereof, upon an Event of Default under this Agreement;

     (s) Architect's Consent and Certification. Agreement from the Architect to the Bank consenting to the assignment of Architect's contract and Plans, and certifying that Plans conform to all codes, ordinances and adequate utilities are available, and agreeing to continue the Architect's Contract for Bank's benefit and to make Plans available to the Bank, upon an Event of Default under this Agreement;

     (t) Corp. of Engineer's Approval. All authorizations, approvals and permits, if any, which are required by the Corp. of Engineers in connection with the construction of the Improvements on the Property;

     (u)  [INTENTIONALLY LEFT BLANK];

     (v)  [INTENTIONALLY LEFT BLANK];

     (w) Material Contracts. All contracts and agreements which are material to the operation of the Improvements including without limitation, all management contracts, all leases and all operating contracts;

     (x)  [INTENTIONALLY LEFT BLANK];

     (y) Title Insurance Policy. Policy (on ALTA Loan Policy Form - 1970) issued pursuant to the title insurance commitment insuring the Mortgage in the full amount of the Construction Loan as first lien on the Property in the full amount of the Construction Loan, subject only to liens, encumbrances and exceptions approved by the Lender. (The policy must provide affirmative lien protection and must include such other special endorsements as the Bank may require.);

                            Loan Agreement--Page 38

     (z) Subordination Agreements. Subordination Agreements executed by Casino America and, an if requested by the Bank, by all of its subsidiaries, including without limitation, LRGP, by which each subordinates all amounts or liabilities owing from time to time by the Borrower to Casino America and LRGP, as the case may be, to all sums owed by the Borrower to the Bank;

     (aa) ATM Agreement. A mutually agreeable agreement with a term of not less than five years under the terms of which the Bank has the exclusive right to maintain all automated teller machines located at the Casino and at the Property;

     (bb) Opinion of Companies' Counsel. Favorable opinion of Phelps, Dunbar, L.L.P., counsel for the Companies, in a form and substance satisfactory to the Bank;

     (cc) Environmental Letter. Letter from Jones Environmental stating that the Bank may rely on the Phase I Environmental Site Assessment dated July 26, 1996, issued to LRGP;

     (dd) Reciprocal Servitudes. If requested by the Bank, reciprocal servitudes or similar agreements between the Borrower and LRGP regarding the joint use of property owned by LRGP which may be necessary to the operation of the Improvements;

     (ee) Survey. Three (3) copies of a survey performed by a surveyor acceptable to the Bank, in form and substance satisfactory to the Bank;

     (ff) Insurance Policies. The insurance policies or certificates otherwise required by this Agreement or the Bank;

     (gg) Delivery of Shares.  Casino America shall grant and deliver to the
Bank 174,337   shares of common stock of Casino America (the "Shares") [The
Shares will be (a) issued to the Bank on or before December 29, 1997 (although the certificate representing those Shares may not be delivered until on or before January 31, 1998, (b) fully paid, (c) non-assessable and (d) not subject to any limitations, restrictions or requirements on the right of the holder to sell such Shares except as set forth in the Registration Rights Agreement and except as reflected in any legend required under law to be placed upon stock certificates in connection with companies engaged in gaming operations.];

     (hh) Tax Identification Number. The Tax Identification Number of the Borrower; and

     (ii) Title Insurance Commitment. Commitment from a title insurance company approved by Bank to insure the mortgage on the Property in the full amount of the Construction Loan, subject only to liens, encumbrances and title exceptions approved by Bank (copies of which must be attached).

UNLESS OTHERWISE EXTENDED BY THE MUTUALLY AGREEMENT OF THE BANK AND THE BORROWER, IF ALL OF THE PROVISIONS OF SECTION 7.01 ARE NOT FULFILLED TO THE SATISFACTION OF THE BANK BY NO LATER THAN JANUARY 31, 1998, THE BANK MAY THEREAFTER, AT ITS SOLE DISCRETION, ELECT TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO THE BORROWER AND CASINO AMERICA. IF THE BANK MAKES SUCH AN ELECTION, THE BANK MAY

                            Loan Agreement--Page 39

RETAIN ALL FEES PREVIOUSLY PAID TO IT BY THE COMPANIES, OR ANY ONE OF THEM, AND BORROWER, UPON DEMAND, SHALL REIMBURSE THE BANK FOR ALL SUMS REIMBURSABLE OR PAYABLE UNDER THE PROVISION OF SECTION 5.06.

     Section 7.02 ADDITIONAL CONDITIONS PRECEDENT TO INITIAL ADVANCES. In addition to the provisions of Section 7.01, the Bank shall not be obligated to make the initial Advance under the Construction Loan until the following conditions are satisfied to the reasonable satisfaction of the Bank:

     (a) Proof of Prior Disbursements in the Aggregate Amount of $5,000,000. Applications and Certificates for Payment (AIA Documents G-702 and G-703) signed by the Architect and Contractor and properly notarized indicating approval and payment by the Borrower to the Contractor, plus corresponding retainage, of a sum in the amount of at least $5,000,000, together with an updated copy of the Development Expense Schedule in a form prescribed by the Bank, accompanied by supporting invoices for costs other than interest and construction costs, all in accordance with the provisions of Section 2.03; and

     (b) Bank Inspector's Report.   The report of the Bank's Inspector, which
report shall be in force and substance satisfactory to the Bank and shall state
(i) that the work completed under the Construction Contract as of the date of the inspection has been performed and constructed in accordance with the Plans,
(ii) that the work is progressing on schedule, and (iii) that the disbursements to date by the Borrower plus retainage are in an amount of not less than $5,000,000 and correspond with the percentage of work completed and/or in place as of the date of the initial Request for Advance.

     Section 7.03 EACH ADDITIONAL ADVANCE. The obligations of the Bank to make additional Advances on the Construction Loan, or to make the Term Loan, are subject to the satisfaction of each of the following conditions:

     (a) Each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct on and as of the date of such subsequent Advance, except as such representations and warranties relate to matters that are permitted by this Agreement; and

     (b) There shall have occurred, in the opinion of the Bank, no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of the Companies from those reflected in the most recent financial statements furnished to the Bank prior to the Closing Date, except to the extent that such changes are permitted by this Agreement; furthermore, no Default shall, in the opinion of the Bank, have occurred and be continuing.

                            Loan Agreement--Page 40

                                   ARTICLE 8

                                    DEFAULT

     Section 8.01 EVENTS OF DEFAULT. Any of the following events shall be considered an "Event of Default" as that term is used herein:

     (a) Principal and Interest Payments. The Borrower fails to make payment when due of any principal or interest installment on any Loan, any commitment fee or any other Obligation owed to the Bank, and such failure continues for a period of ten (10) days;

     (b) Room Guaranty Agreement. Casino America fails to make any payment when due under the Room Guaranty Agreement referred to in Section 2.17, and such a failure continues for ten (10) days;

     (c) Representations and Warranties. Any representation or warranty made by the Borrower proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by the Companies (or any officer, accountant or attorney of the Companies) under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified;

     (d) Covenants. Any of the Companies defaults in the observance or performance of any of the covenants or agreements contained in the Loan Documents, to be kept or performed by any of the Companies, as the case may be (other than a default under Sections 8.01(a) or (b) hereof), and such default continues unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by the Bank to the Companies, or (ii) such default otherwise becoming known to the president or chief financial officer of such Company;

     (e) Other Debt to Bank. An Event of Default occurs under the terms or any of the covenants or agreements of any credit agreements, notes, loans or other obligations owed by any of the Companies to the Bank (other than those set forth in the Loan Documents), and such an Event of Default continues unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by the Bank to the Companies, or (ii) such default otherwise becoming known to the president or chief financial officer of the Companies;

     (f) Other Debt to Other Lenders. Any of the Companies defaults in the payment of any amounts due to any Person or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral, indenture or other documents relating to any Debt of the Companies to any Person, including, but not limited to, the Indenture and any such creditor exercises any of its contractual or legal remedies with respect to such a Debt;

     (g) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of any of the Companies, or of any of their property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against any of the Companies, under the Federal Bankruptcy Code; or any of the Companies is adjudicated bankrupt or insolvent; or any material portion of the properties of any of the Companies is sequestered by court order and such order remains in effect for more than thirty (30) days after such party obtains knowledge thereof; or a petition is filed against any of the Companies under any state, reorganization, arrangement,

                            Loan Agreement--Page 41
insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

     (h) Voluntary Petitions. Any of the Companies files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

     (i) Assignments for Benefit of Creditors. Any of the Companies makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the any of the Companies or of all or any part of their respective property;

     (j) Undischarged Judgments. Judgment for the payment of money in excess of $100,000 (which is not covered by insurance) is rendered by any court or other governmental body against any of the Companies, and such Company does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof, and within said period of thirty (30) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles;

     (k) Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against the Property or all or any material portion of the remaining property of any of the Companies, and such writ or warrant of attachment or any similar process is not released or bonded within twenty (20) days after its entry;

     (l) Change of Ownership. Casino America shall cease to own at least 51% of the Borrower ;

     (m) Nature of Business. LRGP, or another entity controlled by Casino America, ceases to have a valid gaming license granted by the State of Louisiana which license authorizes it to operate the Casino, or otherwise ceases gaming operations in the Casino for any reason other than that specified in Section 8.01(n); or

     (n) Removal of the Boat. The gaming boat on which the Casino's gaming operations are conducted is removed from its current location for a period of 90 consecutive days (provided however, if the boat is removed in connection with U.
S. Coast Guard Inspections, the applicable period will be 180 consecutive days.

     SECTION 8.02 REMEDIES. (a) Upon the happening of any Event of Default specified in Section 8.01 (other than Sections 8.01(g) or 8.01(h) hereof), (i) all obligations, if any, of the Bank to make Advances to the Borrower, shall immediately cease and terminate; and (ii) the Bank may by written notice to the Borrower declare the entire principal amount of all Obligations then outstanding, including

                            Loan Agreement--Page 42
interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Upon the happening of any Event of Default specified in Sections 8.01(g) or 8.01(h), (i) all obligations, if any, of the Bank to make Advances to the Borrower, shall immediately cease and terminate; and (ii) the entire principal amount of all Obligations then outstanding including interest accrued thereon shall, without notice or action by the Bank, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     (c) In addition to the foregoing, the Bank may exercise any of the rights or remedies provided in the Loan Documents or avail itself of any other rights and remedies provided by applicable law.

     SECTION 8.03 SET-OFF. (a) Upon the occurrence of any Event of Default, the Bank shall have the right to set-off any funds of the Borrower in the possession of the Bank against any amounts then due by the Borrower to the Bank.

     (b) The Borrower agrees that any holder of a participation in a Note may exercise any and all rights of counter-claim, set-off, banker's lien and other liens with respect to any and all monies owing to the Borrower by such holder as fully as if such holder of a participation were a holder of such a Note in the amount of such participation.


                                   ARTICLE 9

                                 MISCELLANEOUS

     Section 9.01 NOTICES. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by the Bank to or on the Borrower shall be deemed to have been sufficiently given and served for all purposes (if mailed) seven (7) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by Borrower to Bank) as follows:

     To Borrower:   Isle of Capri Hotels - Bossier City, L.L.C.
                    711 Washington Loop
                    Biloxi, Mississippi 39530
                    Attn:  Mr. Rexford A. Yeisley, Vice President, Chief
                    Financial Officer, Treasurer and Assistant Secretary

                            Loan Agreement--Page 43

                    With a simultaneous copy to:

                    Casino America, Inc.
                    2200 Corporate Boulevard, N. W., Suite 310
                    Boca Raton, Florida  33433
                    Attn: Mr. Allan Solomon, Executive Vice President, General Counsel and Secretary

          Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by the Borrower to or on Bank shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Bank to Borrower) as follows:

          Hibernia National Bank
          333 Travis Street
          Third Floor
          Shreveport, Louisiana  7110
          Attention:   Corporate Lending

     SECTION 9.02 INVALIDITY. In the event that any one or more of the provisions contained in the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Loan Documents.

     SECTION 9.03 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement shall survive such date.

     SECTION 9.04 SUCCESSORS AND ASSIGNS. (a) All covenants and agreements contained by or on behalf of the Borrower in the Loan Documents shall bind their successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

     (b) This Agreement is for the benefit of the Bank and for such other Person or Persons as may from time to time become or be the holders of any of the Obligations, and this Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferrable, it being understood that, upon the transfer or assignment by the Bank of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Bank under this Agreement.

     (c) Borrower hereby recognizes and agrees that the Bank may, from time to time, one or more times, transfer any portion (but not all) of the Obligations to one or more third parties, provided that the Bank retains a portion of the Obligations. Such transfers may include, but are not limited to, sales of a participation interests in such Obligations in favor of one or more third party lenders, provided that the

                            Loan Agreement--Page 44

Bank remains the lead bank. The Borrower specifically agrees and consents to all such transfers and assignments, and the Borrower further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable Louisiana law. The Borrower additionally agrees that the purchaser of a participation interest in the Obligations will be considered as the absolute owner of a percentage interest of such Obligations, and that such a purchaser will have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation interest. The Borrower further waives any right of offset that the Borrower may have against the Bank and/or any purchaser of such a participation interest in the Obligations and the Borrower unconditionally agrees that either the Bank or such a purchaser may enforce Borrower's Obligations under this Agreement, irrespective of the failure or insolvency of the Bank or any such purchaser.

     SECTION 9.05 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement relating to a Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of such a Note.

     SECTION 9.06 WAIVERS. No course of dealing on the part of the Bank its officers, employees, consultants or agents, nor any failure or delay by the Bank with respect to exercising any of its rights, powers or privileges under the Loan Documents shall operate as a waiver thereof.

     SECTION 9.07 CUMULATIVE RIGHTS. The rights and remedies of the Bank under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     SECTION 9.08 SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     SECTION 9.09 CONSTRUCTION. This Agreement is, and the other Loan Documents will be made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

     SECTION 9.10 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.
Unless the context otherwise requires, any reference to an Article, Section or Subsection, shall be to the corresponding Article, Section or Subsection of this Agreement.

     SECTION 9.11   LIMITATION OF BANK'S LIABILITY.   By acceptance of the
Loan, the Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Bank under the Loan Documents, resort shall be had solely to the assets and property

                            Loan Agreement--Page 45
of the Bank, its successors and assigns, and no shareholder, officer, employee or agent of the Bank shall be personally liable therefor.

     SECTION 9.12 RELATIONSHIP BETWEEN THE PARTIES. The relationship between the Bank and the Borrower shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership.

     SECTION 9.13 AMENDMENT. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     SECTION 9.14 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Bank and the Borrower with respect to the Loan and supersedes all prior written or oral understandings with respect thereto; provided, however, that all written and oral representations, warranties and certifications made by the Companies to the Bank with respect to the Loan and the security therefor shall survive the execution of this Agreement.

     SECTION 9.15 TIME OF THE ESSENCE. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower and the Bank to be performed hereunder.

     SECTION 9.16 PURPOSES OF INSPECTIONS. The sole purpose and function of the provisions of this Agreement authorizing the Bank, the Bank's Inspector, or any agent, officer, employee or representative of the Bank to enter upon the Property to make inspections of the Improvements, materials, Plans, shop drawings, workmanship and construction of the Improvements or to enter into possession of the Property upon any default and perform any work necessary or desirable to complete the Improvements and to take all other action in connection therewith, is to obtain information and to afford the Bank the opportunity to:

     (a) verify whether any Advances the Bank is obligated to make under this Agreement are due, and the correct amount of such Advances;

     (b) determine whether there has been or may be any default of the Obligations of Borrower under this Agreement; and

     (c) take any necessary or appropriate action to protect and preserve the Bank's security for the Loan and all Advances made hereunder.

None of the aforesaid actions by the Bank, the Bank's Inspector, or any agent, officer, employee or representative of the Bank, shall be or may be construed in such a manner as to impose any duty or obligation whatsoever on the Bank, the Bank's Inspector, or any agent, officer, employee or representative of the Bank, to protect or represent any owner, borrower, contractor, surety, or any other person whatsoever and shall not be considered or construed as having made any warranty whatsoever, whether express or implied, as to the adequacy, quality of fitness or purpose of any physical conditions, materials, workmanship, Plans, specifications, drawings or other requirements pertaining to the

                            Loan Agreement--Page 46
construction of the Improvements, or whether any such physical conditions, materials or workmanship comply with any Plans, specifications, drawings, ordinances statutes, or other governmental requirements pertaining to the Property. Bank shall have no liability, obligation or responsibility whatsoever with respect to the construction of the Improvements except to advance the Loan pursuant to this Agreement. Bank shall not be obligated to inspect the Property or the construction of the Property, nor be liable for the performance or default of Borrower, Contractor, any architect, sub-contractor or materialmen, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation, any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Bank.

     SECTION 9.17 THIRD-PARTY BENEFICIARIES. All conditions to the obligation of the Bank to make Advances hereunder are imposed solely and exclusively for the benefit of the Bank. No other person shall have standing to require satisfaction of such condition or be entitled to assume that the Bank will not refuse to make the Advance in the absolute strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by the Bank at any time in its sole discretion.

     SECTION 9.18 SUBMISSION TO JURISDICTION, JURY TRIAL WAIVER. (a) Any legal action or proceeding with respect to the Loan Documents shall be brought in the courts of the State of Louisiana or of the United States of America for the Western District of Louisiana, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and (to the extent permitted by law) in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid court. The Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non coveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. This submission to jurisdiction is non-exclusive and does not preclude the Bank from obtaining jurisdiction over in any court otherwise having jurisdiction.

     (b) BOTH THE BORROWER AND THE BANK HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTE AND THE COLLATERAL DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PROVISION. NO OFFICER OF THE BANK HAS THE


                            Loan Agreement--Page 47

AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION EXCEPT UPON THE EXPRESS AUTHORITY OF THE BANK'S BOARD OF DIRECTORS.

     SECTION 9.19 PREPARATION. No implication or reference shall be drawn from the fact that any party prepared or proposed portions of or the entirety of the Loan Documents, and the same shall be construed to have been drafted by and for the benefit of the Bank and the Borrower equally.

     SECTION 9.20 FORM OF DOCUMENTS. Each agreement, document, instrument, certificate or other writing to be furnished to the Bank under any provision of this Agreement, including but not limited to the Note or the Collateral Documents, must be in form and substance satisfactory to the Bank and its legal counsel.

     SECTION 9.21 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof;

each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


BORROWER:                     ISLE OF CAPRI HOTELS - BOSSIER CITY, L.L.C.
--------


                              By:
                                  -----------------------------------------
                                  Name:   Rexford A. Yeisley
                                  Title:  Vice President, Chief Financial
                                          Officer, Treasurer and Assistant
                                          Secretary

                            Loan Agreement--Page 48

BANK:                         HIBERNIA NATIONAL BANK
----


                              By:
                                 ------------------------------------------
                                 Name:   Christopher K. Haskew
                                 Title:  Assistant Vice President


                            Loan Agreement--Page 49

                                  EXHIBIT "A"
                          DESCRIPTION OF THE PROPERTY

Lots 91-99, inclusive, Riverside Subdivision, a subdivision in the City of Bossier City, Bossier Parish, Louisiana, as per plat thereof recorded in Map Book 60, page 157, of the Conveyance Records of Bossier Parish, Louisiana, and a certain tract of land located in Section 32, Township 18 North, Range 13 West, Bossier Parish, Louisiana, said tract being more fully described as follows:

     From the Northeast corner of said Section 32, Township 18 North, Range 13 West, Bossier Parish, Louisiana, run thence South a distance of 1,058.85 feet;
     run thence West a distance of 437.00 feet;
     run thence South 29 degrees 52'00" West a distance of 330.00 feet; continue thence South 29 degrees 52'00" West a distance of 40.68 feet; run thence South 76 degrees 00'00" West a distance of 135.40 feet;
     run thence South 45 degrees 29'00" West a distance of 69.60 feet;
     run thence North 85 degrees 05'00" West a distance of 40.90 feet;
     run thence South 52 degrees 51'00" West a distance of 164.35 feet;
     run thence South 32 degrees 24'00" West a distance of 105.80 feet;
     run thence South 49 degrees 59'00" West a distance of 124.70 feet;
     run thence South 68 degrees 34'00" West a distance of 178.27 feet;
     run thence South 77 degrees 51'00" West a distance of 273.20 feet;
     run thence South 83 degrees 04'00" West a distance of 177.40 feet;
     run thence North 11 degrees 48'00" West a distance of 34.35 feet;
     run thence Northwesterly along the high bank of Red River a distance of
     724.10 feet;
     run thence North 27 degrees 47'20" East a distance of 975.00 feet to the point of beginning of the tract herein described;

     run thence North 27 degrees 54'48" East a distance of 99.40 feet to a point on the South side of Riverside Drive, as dedicated;
     run thence South 61 degrees57'22" East a distance of 50.05 feet;
     run thence North 62 degrees 06'04" East a distance of 200.30 feet;
     run thence North 62 degrees 06'13" East a distance of 120.27 feet;
     run thence North 62 degrees 30'52" East a distance of 231.54 feet;
     (the preceding four (4) courses being along the South line of Riverside Drive, as dedicated);
     run thence South 04 degrees 27'21" West a distance of 251.53 feet;
     run thence South 34 degrees 59'44" West a distance of 76.94 feet;
     run thence South 04 degrees 35'37" West a distance of 16.90 feet;
     run thence South 52 degrees 40'18" West a distance of 181.87 feet;
     run thence South 36 degrees 41'12" East a distance of 165.62 feet along a line 1" inside of an existing concrete wall;
     run thence South 08 degrees 17'08" West a distance of 115.57 feet along a line 1" inside of an existing concrete wall;
     run thence North 82 degrees 06'22" West a distance of 44.20 feet along a line 1" inside of the pavilion wall;
     run thence South 07 degrees 59'31" West a distance of 136.29 feet along a line 1" inside of the pavilion wall;
     run thence North 82 degrees 00'29" West a distance of 126.50 feet;
     run thence North 38 degrees 33'09" West a distance of 498.45 feet;
     run thence North 27 degrees 47'20" East a distance of 100.00 feet to the point of beginning;
     containing 261,422.00 square feet, or 6.00 acres.

                                  EXHIBIT "B"

                        BORROWER'S REQUEST FOR ADVANCE


Borrower:___________________________      Date: ________________

Project:_____________________     Request No.: ________________

Loan No.: ____________    Period ______ to ______   Amount: ________

--------------------------------------------------------------------------------

          In connection with and in order to induce Hibernia National ("HNB") to advance the amount requested, Borrower hereby represents, warrants and stipulates as follows:

1. The work listed in this Request for Advance has been completed in accordance with the Loan Agreement, all obligations for work submitted and received on previous Borrower's Request for Advance have now been paid in full (except for retainage), the funds requested at this time shall be applied only to the obligations for work set forth in this Request, and all policies as required by the Loan Agreement and the Mortgage are in full force and effect.

2. Copies of all required insurance policies, licenses, permits and contracts, with contractors, subcontractors, suppliers and materialmen responsible for performing each approved budgeted item in the Development Expense Schedule have been delivered to HNB if not previously sent.

3. No changes have been made in the approved plans and specifications, except as have been previously approved in writing by HNB.

4. The amounts and percentages set forth on the attached schedules, along with supporting documentation for each budgeted item, are true and correct to the best of the Borrower's knowledge.

5. The undersigned represents, warrants and certifies it is entitled to receive the subject Advance under the terms and conditions of the Loan Agreement.

THE FOLLOWING (IF CHECKED) ARE INCLUDED AS PART OF THIS REQUEST FOR ADVANCE:

___ Application and Certificate for Payment (AIA G702 and G703) executed by the General Contractor and the Architect for Project and notarized.
___  Development Expense Schedule
___  Invoices for stored materials on job site.
___ Lien Waivers Major Subcontractors with insurance, licenses and permits, Soft Cost Invoices - identified with line item #'s/ Title Endorsement Update/requested to be forward by Title Co.
___  Survey (Foundation or As Built)
___  Change Orders and required back up documents
___  Increase to Payment & Performance Bond $________

___  Increase to Builders Risk Coverage $______
___  Invoices for Equipment

     Retainage Items:
     ---------------
___  Substantial Completion Certificate (AIA Form G704)
___  Clear L & P Certificate
___  Affidavit of Cancellation
___  Certificate of Occupancy

     Other Construction Items (if applicable):
     ------------------------
___  Building Permit - on each Contract Phase - No. _____
___  Contract(s) on each Contract Phase - No. ___
___  Schedule of Values (G702 & G703)
___  Payment & Performance Bond on Phase No. ___


BY:    ________________________________
NAME:  ________________________________
TITLE:  ________________________________

COMPLETED BY:  __________________________

DATE:  ________________________________

                                 EXHIBIT "C"

                            COMPLIANCE CERTIFICATE


          The undersigned hereby certifies (i) that he is the chief financial officer of ISLE OF CAPRI HOTELS - BOSSIER CITY, L.L.C. (the "Borrower"), (ii) that as such each is authorized to execute this certificate on behalf of the Borrower and (iii) that a review of the activities of the Borrower has been made under the supervision of the undersigned with a view to determining whether the Borrower has fulfilled its obligations under the Loan Agreement (the "Loan Agreement") dated December 9, 1997, between the Borrower and Hibernia National Bank ("Bank"). The undersigned further certifies, represents and warrants to the Bank as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified):

1. The representations and warranties of the Borrower contained in the Loan Agreement and otherwise made in writing by or on behalf of the Borrower pursuant to the Loan Agreement were true and correct when made and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties relate to matters that are permitted by the Loan Agreement or by the Bank pursuant to the Loan Agreement.

2. The Borrower has performed and complied with all agreements and conditions contained in the Loan Agreement required to be performed or complied with by them prior to or at the time of delivery hereof.

3. The Borrower has not incurred any material liabilities, direct or contingent, since the last day of the fiscal year of Borrower for which financial statements have been furnished to the Bank pursuant to the Loan Agreement, except those consented to by the Bank or as otherwise permitted by the Loan Agreement.

4. No material adverse changes have occurred, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower from those reflected in the financial statements referred to in Paragraph 3 hereof.

5.   There exists no Default under the Loan Agreement.

6. None of the Companies is in default in the payment of any amounts due to any Person or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral, indenture or other documents relating to any Debt of the Companies to any Person as a result of which the respective creditor has exercised any of its contractual or legal remedies with respect to such Debt.

7.  The attached calculations of the financial covenants specified in Section
5.16 of the Loan Agreement are true and correct and have been calculated in accordance with the Loan Agreement.


DATED: ______________________    ISLE OF CAPRI HOTELS - BOSSIER CITY, L.L.C.

                                 By: ___________________________________
                                     Name: _____________________________
                                     Title:_____________________________